LIMITED LIABILITY COMPANY AGREEMENT
                                OF
              WIRELESS ONE OF NORTH CAROLINA, L.L.C.

     THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into as of October 10, 1995, by and among CT Wireless Cable, Inc., a North Carolina corporation (together with its permitted successors or assigns, "CTWC"), Wireless One, Inc., a Delaware corporation (together with its permitted successors or assigns, "W/O"), and O. Gene Gabbard ("Gabbard") (CTWC, W/O, and Gabbard sometimes are referred to herein individually as a "Member" and collectively as the "Members").

     WHEREAS, a Certificate of Formation (the "Certificate") to form the LLC has been filed with the office of the Secretary of the State of Delaware;

     NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

                            ARTICLE I
                       CERTAIN DEFINITIONS

     Unless the context otherwise specifies or requires, capitalized terms used herein which are not otherwise defined in the text of this Agreement shall have the respective meanings assigned thereto in ADDENDUM I, attached hereto and incorporated herein by reference, for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

                            ARTICLE II
                FORMATION; NAME; PLACE OF BUSINESS

     2.1. Formation of LLC; Certificate of Formation

     The Members of the LLC hereby:

     (a) approve and ratify the filing of the Certificate with the Recording Office and confirm and agree to their status as Members of the LLC;

     (b) execute this Agreement for the purpose of continuing the existence of the LLC and establishing the rights, duties, and relationship of the Members; and

     (c) agree that if the laws of any jurisdiction in which the LLC transacts business so require, the Management Committee or appropriate officers or other authorized representatives of the LLC also shall file, with the appropriate office in that jurisdiction, any documents necessary for the LLC to qualify to transact business under such laws; and agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware LLC Act, by the laws of any jurisdiction in which the LLC transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the LLC as a limited liability company under the Delaware LLC Act.

     2.2. Name of LLC

     The name under which the LLC shall conduct its business is "Wireless One of North Carolina, L.L.C." W/O hereby authorizes the LLC to use the name "Wireless One of North Carolina" in the connection with the operations and purposes of the LLC contemplated by this Agreement, PROVIDED, HOWEVER, that, as among the LLC and all Members, W/O will retain ownership of, and the exclusive right to use, the name "Wireless One" and any derivative thereof within the areas of the LLC s business operations, except for use by the LLC in such areas in the conduct of its business, and outside such areas; and PROVIDED FURTHER, that upon dissolution of the LLC, W/O will once again have the exclusive right to use the name "Wireless One" and any derivative thereof within the states of North Carolina and South Carolina and all other places as among the LLC and all Members. The business of the LLC may be conducted under any other name permitted by the Delaware LLC Act that is deemed necessary or desirable by the Management Committee. The Management Committee or appropriate officers or other authorized representatives of the LLC promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the LLC conducts business.

     2.3. Place of Business

     The location of the principal place of business of the LLC shall be 5551 Corporate Boulevard, Suite 2K, Baton Rouge, Louisiana 70808. The Management Committee hereafter may change the principal place of business of the LLC to such other place or places within the United States as the Management Committee may from time to time determine. If necessary, the Members shall amend the Certificate in accordance with the applicable requirements of the Delaware LLC Act. The Management Committee may establish and maintain such other offices and additional places of business of the LLC, either within or without the State of Delaware, as it deems appropriate.

     2.4. Registered Office and Registered Agent

     The street address of the initial registered office of the LLC shall be 1013 Centre Road, Wilmington, Delaware 19805, and the LLC's registered agent at such address shall be Corporation
Service Company.

                           ARTICLE III
                    PURPOSES AND POWERS OF LLC

     3.1. Purposes

     The purposes of the LLC shall be:

     (a) to develop and operate one or more wireless cable systems in the state of North Carolina and in the markets encompassing Greenville, South Carolina and Spartanburg, South
Carolina, and immediately adjoining areas;

     (b) the enter into lease agreements with educational organizations for the use of ITFS wireless cable channels;

     (c) to bid for, purchase or otherwise acquire the use of licenses for commercial wireless cable channels (together, the ITFS and commercial wireless cable channels are referred to as the "Channels");

     (d) to develop and operate wireless cable systems utilizing such Channels in one or more markets (such systems collectively are referred to herein as the "Systems");

     (e) to sell or otherwise dispose of such Channels and Systems;

     (f) to operate and manage the business of the LLC and to take any action necessary or appropriate in connection therewith;
and

     (g) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business of the LLC as contemplated by this Agreement.

     3.2. Powers

     The LLC shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the LLC, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the LLC, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware LLC Act.

                            ARTICLE IV
                           TERM OF LLC

     The LLC commenced on the date upon which the Certificate was duly filed with the Recording Office and shall continue until the Termination Date, unless dissolved and liquidated before the Termination Date in accordance with the provisions of ARTICLE X.

                            ARTICLE V
                             CAPITAL

     5.1. Capital Contributions; Initial LLC Interests

     5.1.1.    Initial Capital Contributions

     Concurrently with the execution of this Agreement or on such later date as may be agreed to by all of the Members, each Member shall make an initial Capital Contribution in the amount set forth opposite its name on SCHEDULE A. Each Member initially shall own an LLC Interest representing the Percentage Interest set forth opposite such Member's name in SCHEDULE A. SCHEDULE A shall be amended from time to time by the Management Committee to the extent necessary to reflect accurately any additional Capital Contributions, the admission of additional Members, the issuance of additional LLC Interests, or similar events making an amendment to SCHEDULE A necessary or appropriate in the judgment of the Management Committee.

     5.1.2.    Additional Capital Contributions

     The Members shall make additional Capital Contributions in proportion to their respective Percentage Interests in such additional amounts (i) as may be required by an approved Budget,
(ii) as may be required to pay any duly authorized contractual obligations of the LLC (including, without limitation, interest and principal payments under debt instruments), which amounts were not provided for in the Budget, or for the payment of any operating deficits, in each case which are immediately due and payable, and for which the LLC otherwise lacks sufficient funds to pay, or (iii) as the Members may otherwise agree. Such additional Capital Contributions shall be paid (A) in the case of clause (i) or clause (ii), within ten (10) business days following request therefor by the Management Committee, provided such request is reasonably related to the time the LLC contractual obligations referred to in clause (ii) are due and payable, or (B) in the case of clause (iii), on the date agreed upon by the Members. The Members shall not be required to make any Capital Contributions to the LLC other than as set forth in this SECTION 5.1.

     5.2. Failure to Make Required Capital Contributions

     If at any time or times any Member shall fail to timely make any Capital Contribution which such Member is obligated to make under SECTION 5.1., and such failure shall continue for a period of thirty (30) business days after notice of such failure from the President or any non-defaulting Member (the "Cure Period"), the rights and remedies set forth in this SECTION 5.2. shall apply. A Member that fails to cure its default within the Cure Period shall be a "Defaulting Member." The failure to make a required Capital Contribution by a Member shall be an "Event of Default." If any Member is a Defaulting Member as to any required Capital Contribution, each other Member that is not then a Defaulting Member shall be a "Non-Defaulting Member."

     5.2.1.    Loan by Non-Defaulting Members to Defaulting
               Member

     The President shall give prompt notice to each Non-Defaulting Member in the event any Member becomes a Defaulting Member. Each Non-Defaulting Member may (but shall not be obligated to) advance all or any part of the portion of the Capital Contribution which the Defaulting Member(s) failed to make (the "Default Amount") to the LLC on behalf of the Defaulting Member and treat such amount as a loan (a "Default Loan") from the Non-Defaulting Member to the Defaulting Member(s). If more than one Non-Defaulting Member wishes to make such a Default Loan, such Non-Defaulting Members shall make such Default Loans in amounts proportionate to their respective Percentage Interests or in such other amounts as such Non-Defaulting Members agree; PROVIDED, HOWEVER, that if the Defaulting Member is Gabbard, then CTWC (if it is a Non-Defaulting Member) shall have the first option to make a Default Loan equal to the full amount of the Default Amount of Gabbard, and if CTWC elects not to make such Default Loan, the other Non-Defaulting Members shall have the right to make such Default Loan. Each Non-Defaulting Member that desires to make such a Default Loan shall give notice thereof to the Defaulting Member upon the Non-Defaulting Member's payment of the Default Amount to the LLC. Unless the Non-Defaulting Members otherwise agree, each such Default Loan shall be made within ten (10) calendar days after the last day of the Cure Period, and each Default Loan shall be due and payable on the first business day that is thirty (30) days after it was made by the Non-Defaulting Member in question (the "Default Date"). Any Default Loan shall bear interest on the unpaid principal amount thereof from time to time remaining from the date advanced until repaid, at the Default Rate. Any Default Loan shall be secured by a lien and a security interest in the Defaulting Member s LLC Interest, and if suit or other proceedings in any court shall be instituted for collection of a Default Loan or enforcement of the lien and security interest securing payment of same, the Defaulting Member also shall be liable for all costs of court and reasonable attorneys' fees and costs thereby incurred, payment of which shall likewise be secured by said security interest and lien.

     (a) If any Member shall fail to make any Capital Contribution which such Member is required to make under SECTION 5.1., whether or not a Default Loan is made, the portion of such additional Capital Contribution made by each Non-Defaulting Member pursuant to SECTION 5.1. shall be treated as a loan to the LLC from such Non-Defaulting Member, and the amount (if any) advanced to the LLC on behalf of the Defaulting Member by each Non-Defaulting Member pursuant to SECTION 5.2.1. shall be treated as a loan to the LLC from the Defaulting Member, unless and until such amounts are converted into Capital Contributions pursuant to
SECTION 5.2.1.(b) (any such loans to the LLC by a Non-Defaulting Member or on behalf of the Defaulting Member are hereafter referred to as "Capital Advances"). Any Capital Advances shall accrue interest at the Default Rate.

     (b) The outstanding principal amount of any Capital Advance shall be converted into a Capital Contribution upon the occurrence of any of the following:

          (i) In the event any Non-Defaulting Member has elected to make a Default Loan to the Defaulting Member and the Defaulting Member repays the outstanding principal amount of all such Default Loans made to it, together with the accrued interest thereon, prior to the Default Date, the Defaulting Member and the Non-Defaulting Members shall be treated as having made Capital Contributions equal to the outstanding principal amount of the Capital Advances each is treated as having made under SECTION 5.2.1.(a), provided, that any accrued but unpaid interest with respect to such Capital Advances shall be paid to each Member in proportion to such amounts by the LLC out of the first available receipts of the LLC.

          (ii) In the event no Non-Defaulting Member has elected to make a Default Loan to the Defaulting Member and the Defaulting Member pays the Default Amount to the LLC prior to the date on which a Default Loan, if it had been made, would have been due in accordance with SECTION 5.2.1. (the "Deemed Default Date"), the Defaulting Member shall be treated as having made a Capital Contribution equal to the amount of such payment and each Non-Defaulting Member shall be treated as having made a Capital Contribution equal to the principal amount of its Capital Advance; provided, that any accrued but unpaid interest with respect to such Capital Advance shall be paid to the Non-Defaulting Members by the LLC out of the first available receipts of the LLC.

          (iii) In the event the Defaulting Member either fails to repay the full amount of any Default Loan plus all interest accrued thereon prior to the Default Date (if a Non-Defaulting Member has elected to make a Default Loan to the Defaulting Member) or fails to pay the Default Amount to the LLC in accordance with SECTION 5.2.1. prior to the Deemed Default Date (if no Non-Defaulting Member has elected to make a Default Loan to the Defaulting Member), at any time during the ninety (90) day period beginning with the Default Date each Non-Defaulting Member may (but shall not be obligated to) elect to treat the outstanding amount of the Capital Advances made by such Non-Defaulting Member and the Defaulting Member s Capital Advances, together with all accrued but unpaid interest thereon, as Capital Contributions by the Non-Defaulting Member(s) as of the date of such election.

     (c) In the event the Non-Defaulting Member elects to convert the Capital Advances of the Non-Defaulting Member and the Defaulting Member s Capital Advances to Capital Contributions pursuant to SECTION 5.2.1.(b)(iii), as of the date such Capital Advances are treated as having been so converted (i) the Percentage Interest of each Member shall be adjusted to equal the quotient (expressed as a percentage) of (x) the total amount of Capital Contributions made by such Member (including the principal amount of any Capital Advances treated as Capital Contributions of such Member pursuant to SECTION 5.2.1.(b)), divided by (y) the total amount of Capital Contributions made or deemed made by the Members pursuant to SECTIONS 5.1. and 5.2.1.(b) (including the Capital Advances converted to Capital Contributions thereunder).

     (d) The making of a Capital Advance on behalf of a Defaulting Member shall not cure the default by the Defaulting Member which gave rise to such Capital Advance, and a Member that becomes a Defaulting Member under SECTION 5.2.1. shall continue to be a Defaulting Member until all Capital Advances have been either repaid in full, with all accrued interest, or converted into Capital Contributions pursuant to SECTION 5.2.1.(b). When a Defaulting Member shall have repaid the principal of and interest on a Default Loan in full (to the extent that such Default Loan has not been converted into a Capital Contribution pursuant to
SECTION 5.2.1.(b)), together with any costs and fees payable by the Defaulting Member in connection therewith, the Defaulting Member shall be deemed to have made a Capital Contribution to the LLC equal to the principal amount of the Default Loan so repaid. A Default Loan may be prepaid without penalty or premium at any time prior to it being converted into a Capital Contribution pursuant to the terms of SECTION 5.2.1.(b).

     (e) If a Non-Defaulting Member converts a Default Loan into a Capital Contribution pursuant to SECTION 5.2.1.(b), no subsequent payment or tender of payment of the amount so converted or contributed shall affect the Members' Percentage
Interests as recalculated in accordance with SECTION 5.2.1.(c).

     5.2.2.    Other Remedies

     In addition to the Default Loan procedure set forth in
SECTION 5.2.1., any Non-Defaulting Member may exercise any one or more of the following remedies:

          (a) institute suit in any court of competent jurisdiction to obtain (i) specific performance of the obligations of a Defaulting Member under this Agreement, (ii) reimbursement for all costs of court and reasonable attorneys' fees thereby incurred and (iii) damages, if any, resulting to the LLC or such Non-Defaulting Member from such default by a Defaulting Member plus interest thereon at the Default Rate from the date incurred until the date paid; PROVIDED, HOWEVER, that except as he may otherwise agree, Gabbard in no event shall be personally liable for his failure to make any Capital Contributions in excess of Fifty Thousand Dollars ($50,000) in the aggregate; or

     (b) elect to dissolve and terminate the LLC; PROVIDED that, if any Non-Defaulting Member has made a Default Loan to such Defaulting Member, then such election must be made by all Non-Defaulting Members making any such Default Loan.

     5.3. Capital Accounts

     A separate Capital Account shall be established and maintained for each Member in accordance with the Tax Allocations
Addendum attached hereto as ADDENDUM II and incorporated herein by reference.

     5.4. Negative Capital Accounts

     Except to the extent the Members are required or elect to make contributions to the capital of the LLC under SECTION 5.1. or SECTION 5.9., or SECTION 5.10., no Member shall be required to pay to the LLC or to any other Member any deficit or negative balance which may exist from time to time in such Member's Capital Account.

     5.5. No Interest on Capital Contributions or Capital
          Accounts

     No Member shall be entitled to receive any interest on its Capital Contributions or its outstanding Capital Account balance.

     5.6. Advances to LLC

     In addition to any Default Loans that may be made pursuant to SECTION 5.2.1., a Member may advance funds to the LLC in excess of the amounts required hereunder to be contributed by it to the capital of the LLC in any amount and on terms upon which the Member and the Management Committee may agree. Any such advances by a Member shall not result in any increase in the amount of such Member's Capital Account or entitle it to any increase in its LLC Interest. The amounts of such advances shall be debts of the LLC to such Member and shall be payable or collectible only out of the LLC Assets in accordance with terms and conditions agreed upon by the Member and the Management Committee.

     5.7. Liability of Members and the Management Committee

     Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and none of the Members or the Management Committee members shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member or a Management Committee member. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on any Member or Management Committee member for liabilities of the LLC.

     5.8. Return of Capital

     Except upon the dissolution of the LLC or as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the LLC.

     5.9. Issuance of Additional LLC Interests

     The LLC from time to time may issue to Members or other Persons (who shall execute and deliver such documents as the Management Committee deems necessary or appropriate to evidence such Persons' agreement to be admitted as Members and be bound by the terms and conditions of the Certificate and this Agreement) additional LLC Interests, with such designations, preferences and relative, participating, optional, voting or other special rights, powers and duties, including rights, powers and duties senior to the then-existing LLC Interests, and for such consideration, all as shall be determined by the Management Committee subject to Delaware law, including, without limitation,
(i) the allocations of items of LLC income, gain, loss, deduction and credit to each such class of LLC Interests; (ii) the rights of each such class of LLC Interests to share in LLC distributions; and (iii) the rights of each such class of LLC Interests upon dissolution and liquidation of the LLC.

     5.10.     Rights to Subscribe to Additional Issuances

     In the event the Management Committee decides to cause the LLC to issue additional LLC Interests, each Member shall be offered the first opportunity to subscribe for such additional issuance of LLC Interests, on the same terms and conditions as the Management Committee proposes to issue such LLC Interests, in the proportion that such Member s Percentage Interest bears to the aggregate Percentage Interests then held by all Members (the Member s "Pro Rata Share"). The Management Committee shall deliver a written notice to each Member at least 30 days in advance of the proposed issuance of LLC Interests, stating the number and class of LLC Interests proposed to be issued, the proposed subscription price, and the manner in which such Member may exercise its rights to subscribe to such LLC Interests. Such Member may exercise its rights to subscribe to such LLC Interests by delivering a notice to that effect to the LLC and each other Members within 10 days after the delivery of such notice by the LLC and complying with the procedures for subscription specified by the LLC in the notice to Members. If any Member does not elect to purchase its full Pro Rata Share of the offered LLC Interests, the LLC shall offer the Members that have elected to purchase their full Pro Rata Shares of such LLC Interests the opportunity to increase the number of such LLC Interests they wish to subscribe for by their Pro Rata Shares of the unsubscribed portion of such LLC Interests. This process shall be repeated as often as necessary until either the Members have subscribed for all of the LLC Interests offered or no Member is willing to subscribe for additional LLC Interests.

                            ARTICLE VI
                ALLOCATION OF PROFITS AND LOSSES;
                          DISTRIBUTIONS

     6.1. Allocation of Net Income or Net Loss

     The Net Income or Net Loss, other items of income, gains, losses, deductions and credits, and the taxable income, gains, losses, deductions and credits of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated to the Members as provided in the Tax Allocations Addendum.

     6.2. Allocation of Income and Loss With Respect to LLC
          Interests Transferred

     If any LLC Interest is transferred during any Fiscal Year in accordance with this Agreement, the Net Income or Net Loss (and other items referred to in SECTION 6.1.) attributable to such LLC Interest for such Fiscal Year shall be allocated between the transferor and the transferee by closing the books of the LLC as of the effective date of transfer.

     6.3. Distributions

     For each Fiscal Quarter of the LLC, the Management Committee shall determine the amount, if any, of cash of the LLC that the Management Committee reasonably determines is not required by the LLC to pay expenses (including any payments to W/O pursuant to the Services Agreement), to pay future obligations of the LLC, or for working capital, capital expenditure or other reserves established by the Management Committee, and is available for distribution to the Members ("Available Cash Flow"), and shall cause the LLC to distribute such Available Cash Flow to the Members, pro rata, in proportion to their Percentage Interests, subject to any applicable limitations under Delaware law.

                           ARTICLE VII
                      MEMBERS AND MANAGEMENT

     7.1. Members

     7.1.1.    Meetings

     The Members shall meet at least once each Fiscal Year at such place, on such date and at such time as may be fixed by the Management Committee (unless such meeting shall be waived by all of the Members). Special meetings of the Members may be called by the Chairman of the Management Committee or President, and shall be called by the Chairman of the Management Committee, President, or Secretary upon the request of any member of the Management Committee or the request of any Member owning an LLC Interest representing a Percentage Interest of more than twenty percent (20%) upon ten (10) days' notice to all Members in writing or by telephone or facsimile. No business shall be taken at a special meeting that is not stated in the notice of the meeting. Meetings may be held by telephone or any other communication by means of which all participating Members can simultaneously hear each other during the meeting.

     7.1.2.    Quorum

     No action may be taken at a meeting of the Members unless a quorum consisting of Members owning LLC Interests representing
Percentage Interests of more than fifty percent (50%), in the aggregate, is present in person or by proxy.

     7.1.3.    Action by Written Consent

     Any action to be taken by the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members having voting power to cast not less than the minimum number of votes necessary to take the action if taken at a meeting of Members. All Members who do not participate in taking the action by written consent shall be given written notice thereof by the Secretary of the LLC promptly after such action has been taken.

     7.1.4.    Required Vote; Voting Rights

     To be approved, any action requiring or properly submitted for approval by the Members must be approved by a Majority of the Members.

     7.1.5.    Waivers of Notice

     Whenever the giving of any notice is required by statute or this Agreement, a waiver thereof, in writing and delivered to the LLC signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

     7.2. Management of the LLC by the Management Committee

     Subject to this Agreement and the Delaware LLC Act, the Members hereby unanimously agree that the responsibility for management of the business and affairs of the LLC shall be vested in the Management Committee, and that the Management Committee (acting on behalf of the LLC) shall have all right, power, and authority, to manage, operate and control the business and affairs of the LLC and to do or cause to be done any and all acts, at the expense of the LLC, deemed by the Management Committee to be necessary or appropriate to effectuate the purposes of the LLC. Except as otherwise expressly provided in this Agreement or as may be approved by the Management Committee, no Member shall have any authority, right, or power to bind the LLC, or to manage or control, or to participate in the management or control of, the business and affairs of the LLC in any manner whatsoever. Without limiting the generality of the foregoing, the specific responsibilities of the Management Committee ("Management Committee Decisions") shall include:

          (a) approving the Initial Business Plan and any changes or amendments thereto;

          (b)  the sale, merger or other disposition of the LLC;

          (c) the sale of all or substantially all of any System;

          (d) admitting any new Members to the LLC or causing the LLC to issue additional LLC Interests;

          (e) entering into a joint venture or other entity as contemplated by SECTION 7.12.;

          (f) decisions on behalf of the LLC relating to the Services Agreement, including without limitation whether to extend, modify, or terminate the Services Agreement;

          (g) removal/appointment of the Chairman, President and Treasurer;

          (h) hiring and terminating management employees of the LLC;

          (i)  making all technology decisions;

          (j) submitting bids for, acquiring and selling or otherwise disposing of Channels and Systems;

          (k)  determining the terms of any Channel acquisition
               (including the terms of any bids for Channel licenses that are offered in an auction sale and lease agreements and any extensions or modifications thereof);

          (l)  service offerings and marketing strategy;

          (m)  location of transmitters;

          (n)  admitting additional participants in any markets;

          (o) commencing or terminating any significant litigation on behalf of the LLC;

          (p) selecting or replacing the firm of certified public accountants which shall prepare the financial statements and information of the LLC as provided in SECTION 8.3.;

          (q) entering into resale agreements and/or joint ventures with local telephone companies or other entities as contemplated by SECTION 7.6., including determining the terms and conditions of such arrangements;

          (r)  approving any Budget as provided in SECTION
               8.8.2.;

          (s)  approving incurring any indebtedness of the LLC;
               and

          (t) any other item expressly delegated to the Management Committee under this Agreement.

     7.2.1.    Composition

     CTWC and W/O shall be entitled to appoint two (2) Management Committee members, and Gabbard shall be entitled to appoint one
(1) Management Committee member. The number and method of appointment of Management Committee members may be changed only by agreement of all of the Members; PROVIDED, HOWEVER, that in the event Gabbard transfers his LLC Interest to CTWC (but not to its designee) in accordance with this Agreement, Gabbard s right to appoint a member of the Management Committee shall terminate, and the number of members of the Management Committee shall be reduced to four (4). W/O hereby appoints Hans Sternberg and Sean Reilly to serve as initial Management Committee members, CTWC hereby appoints Michael Coltrane and Barry Rubens to serve as initial Management Committee members, and Gabbard hereby appoints himself to serve as an initial Management Committee member.
CTWC, W/O, or Gabbard, as the case may be, by written notice to the LLC and to the other Members, may remove any of its appointed Management Committee members at any time and from time to time, and for any reason or for no reason, and may designate an individual to serve as a successor Management Committee member in the event of the death, resignation or removal of a Management Committee member appointed by such Member. Each Person appointed to serve as a Management Committee member pursuant to this
SECTION 7.2.1. shall so serve until a successor Management Committee member is appointed as provided hereunder or until such Person s earlier death, resignation, or removal.

     7.2.2.    MEETINGS

     The Management Committee shall meet at least once each calendar quarter at the principal offices of the LLC or at such other place and time as may be fixed from time to time by the Management Committee (unless such meeting shall be waived by all of the Management Committee members). Regular meetings of the Management Committee may be held upon not less than ten (10) days' notice to all Management Committee members in writing or by telephone or facsimile transmission. Special meetings of the Management Committee may be called by the Chairman of the Management Committee or President, and shall be called by the Chairman of the Management Committee, President or Secretary upon the request of any Member owning an LLC Interest representing a Percentage Interest of more than twenty percent (20%), upon three
(3) days' notice to all Management Committee members in writing or by telephone or facsimile transmission. Meetings may be held by telephone or any other communication by means of which all participating directors can simultaneously hear each other during the meeting.

     7.2.3.    Quorum

     No action may be taken at a meeting of the Management Committee unless a quorum consisting of Management Committee members representing a majority of the total voting interests of all Management Committee members are present in person or by proxy.

     7.2.4.    Required Vote; Voting Rights

     Each member of the Management Committee shall be entitled to vote with respect to all matters submitted to the Management Committee for approval, except with respect to a determination to grant indemnification pursuant to SECTION 7.14.1. hereof, in which event a Management Committee member seeking indemnification hereunder shall have no vote with respect to indemnification of such member. Except as otherwise expressly provided in this Agreement, any action or approval by the Management Committee must be approved by the Majority Vote of the Management Committee members; PROVIDED, HOWEVER, that any decision to be made or action to be taken by the Company pursuant to Section 4.2(d) of the Services Agreement shall require the approval of a Majority Vote of the members other than those members appointed by W/O. The voting interest of each member or members, collectively, of the Management Committee appointed by any Member shall be equal to the Percentage Interest of such Member. For example, the two members of the Management Committee appointed by W/O collectively shall have a voting interest equal to W/O s Percentage Interest; the two members of the Management Committee appointed by CTWC collectively shall have a voting interest equal to CTWC s Percentage Interest; and the member of the Management Committee appointed by Gabbard shall have a voting interest equal to Gabbard s Percentage Interest. If both of the Management Committee members appointed by a Member participate in a vote or action, their voting interests shall be equally divided among them. If only one of such members participates, such member shall be entitled to exercise the entire voting interest on behalf of both such members.

     Notwithstanding the foregoing, any of the following matters shall require the affirmative Supermajority Vote of the Management Committee members:

          (a)  the sale, merger or other disposition of the LLC;

          (b) the sale of all or substantially all of any System;

          (c) admitting any new Members to the LLC or causing the LLC to issue additional LLC Interests; and

          (d) entering into a joint venture or other entity as contemplated by SECTION 7.12.

     7.2.5.    Action by Written Consent

     Any action to be taken by the Management Committee may be taken without a meeting if consents in writing setting forth the action so taken are signed by all of the Management Committee members.

     7.2.6.    Deadlock on a Material Decision; Distribution on
               Dissolution

     (a) The Management Committee members shall attempt in good faith to resolve any disagreements among them. In the event that the Management Committee is unable to reach agreement as to any issue, any member of the Management Committee may request non-binding mediation in an attempt to reach an agreement as to such issue. Such mediation shall be effected by a qualified mediator, mutually acceptable to the members of the Management Committee, who has significant relevant experience in the telecommunications field and familiarity with the wireless cable field. In the event that the Management Committee is unable to reach agreement on any "Material Decision" at any time after the date that is three (3) years after the date of this Agreement, or at any time with respect to a termination of the Services Agreement, then unless and until such disagreement is resolved, each Member at any time shall have the right, by written notice thereof to the other Members, to cause the dissolution of the LLC and the distribution of its assets in accordance with this
SECTION 7.2.6. For purposes of this SECTION 7.2.6., the term "Material Decision" shall mean any decision as to: (i) whether the LLC should assume direct responsibility for the day-to-day management of the LLC s Systems; (ii) the sale of all or substantially all of the LLC s assets; (iii) a merger in which the LLC is not the surviving entity; (iv) a public offering of the interests in the LLC; and (v) any of the Management Committee Decisions set forth in SECTION 7.2 of this Agreement.

     (b) In the event of a dissolution of the LLC, the assets of the LLC relating to the geographic markets to which the LLC s assets relate shall be allocated among the Members, pro rata, based on the fair market value of such assets and the Members respective Percentage Interests (determined as set forth below); PROVIDED, HOWEVER, that CTWC shall have the right to purchase from Gabbard any assets allocated to Gabbard for a cash purchase price equal to the fair market value of such assets (determined as set forth below). To the extent it is not practicable (due to differences in the fair market values of the assets relating to the different markets) to distribute solely assets in kind on a pro rata basis, the amount necessary to make the distributions pro rata shall be settled in cash of the LLC or, if necessary, cash contributed by one or more Members.

     (c) The Members shall attempt to mutually agree on the fair market value of the assets relating to each geographic market.
If the Members are unable to reach an agreement within thirty
(30) days as to the fair market value of the assets relating to any market or as to a method for determining such value, then the fair market value shall be determined by appraisal under the following valuation procedure. The Members shall attempt in good faith, within fifteen (15) days after demand for appraisal, to mutually agree on a single appraiser. If the Members fail to agree on such single appraiser within the fifteen (15) day period, then each Member owning an LLC Interest representing a Percentage Interest of more than twenty percent (20%) shall, within fifteen (15) days thereafter, choose one appraiser. If more than one appraiser is so designated, then an additional appraiser shall be selected promptly by the appraisers so designated. Each appraiser must be a qualified person having significant experience appraising interests in partnerships or limited liability companies that invest in wireless cable television operations. If the two appraisers so selected shall be unable to agree on an additional appraiser within ten (10) days, an additional appraiser shall be selected by the American Arbitration Association to serve as herein provided. Should any of such Members fail or refuse to appoint an appraiser within such fifteen (15) day period, then the single appraiser appointed by the other shall have the right to decide alone and such appraiser s decision shall be final and binding upon the Members. In the event that any appraiser shall be unable to act, a new appraiser shall be appointed within ten (10) days after such inability occurs, such appointment to be made in the same manner as hereinabove provided for the appointment of the appraiser who is unable to act. The appraisers shall determine the fair market value of the assets relating to each market and deliver a written statement of the same to the Members within sixty (60) days after the last appraiser has been engaged. For purposes of this
SECTION 7.2.6., the fair market value of the assets relating to each market shall be (i) the valuation jointly determined by the three appraisers, or (ii) if the three appraisers are unable to agree upon a valuation, then each of the appraisers shall make its own determination and the fair market value shall be determined as follows:

          (i) if the lowest valuation is not less than 90 percent of the middle valuation and the highest valuation is not greater than 110 percent of the middle valuation, the fair market value shall equal the average of the values determined by the three appraisers;

          (ii) if the lowest valuation is less than 90 percent of the middle valuation and the highest valuation is more than 110 percent of the middle valuation, the low and the high valuations shall be disregarded and the middle valuation shall be the fair market value; or

          (iii) if either the lowest valuation is less than 90% of the middle valuation or the highest valuation is more than 110% of the middle valuation (but not both), then the fair market value shall equal the average of the two valuations which are closest in amount.

     (d) In determining the fair market value of the assets relating to each geographic market hereunder, there shall be taken into consideration the effect on value of the proximity of the assets to be distributed to other wireless cable channels or systems owned or to be distributed to the recipient Members.

     (e) CTWC shall have the right to designate the assets it shall receive pursuant to this SECTION 7.2.6.; PROVIDED, that its designation shall be taken into account determining the fair market values of the assets to be distributed as provided in
SECTION 7.2.6.(d) and its designation shall not increase its pro rata share of the assets to be distributed.

     (f) The cost of all appraisals prepared in accordance with this SECTION 7.2.6. shall be borne by the LLC.

     7.2.7.    Committees

     The Management Committee from time to time may appoint one or more other committees to perform any functions or conduct any activities that the Management Committee has the right, power, and authority to perform or conduct, subject to the voting requirements of SECTION 7.2.4.

     7.2.8.    Services Agreement

     On the date of this Agreement, the LLC is entering into a services agreement ('Services Agreement") with W/O in substantially the form attached hereto as EXHIBIT A, pursuant to which W/O will provide certain management and engineering services to the LLC, subject to the supervision and control of the Management Committee; PROVIDED, HOWEVER, that if the Management Committee determines that it is in the best interests of the LLC to do so, the LLC shall assume responsibility for directly providing all or certain of such services; and PROVIDED FURTHER, that any Member owning an LLC Interest representing a Percentage Interest of more than twenty percent (20%) shall have the unilateral right to cause the LLC to terminate such Services Agreement for "cause", as defined in the Management Agreement. Any dispute concerning termination for "cause" shall be settled by binding arbitration.

     7.3. Failure to Buildout System

     Notwithstanding the provisions of SECTION 7.2., the decision to construct a System for a particular market shall be reserved to the Members. Once the LLC has acquired the right to use at least sixteen (16) Channels in a given market (the "Subject Market"), if the Members fail to agree to construct the System for such Subject Market, any Member voting against the buildout (an "Opposing Member") shall have ninety (90) days in which to obtain a bona fide third party offer to purchase for cash all (but not less than all) of the LLC s Channels and related assets for such Subject Market. Any Member voting in favor of the buildout (the "Approving Members") shall have the right to match such offer for a period of thirty (30) days after the date on which the Opposing Member provides the Approving Members with written notice of the third party offer, which notice shall include a copy of the third party offer. If no Approving Member matches such offer, the Channels in such Subject Market (and the LLC s other assets relating to such Subject Market, if any) shall be sold to the third party pursuant to the terms of the third party offer. If no third party offer is obtained, the Approving Members shall have the right to purchase such Channels and other assets at their appraised value, determined in accordance with the appraisal procedures set forth in SECTION 7.2.6. If more than one Approving Member wishes to purchase such Channels and other assets, the Approving Members shall make such purchase pro rata in proportion to their respective Percentage Interests or as they otherwise may agree. If the Approving Members fail to purchase such Channels and other assets at their appraised value, the LLC shall continue to offer such Channels and other assets for sale to third parties but shall not, without the consent of a Majority of the Members, undertake the buildout of the System utilizing such Channels except to the extent legally required in order to maintain the LLC s ownership of such Channels.

     7.4. Failure to Acquire Channels

     If the LLC fails to acquire at least sixteen (16) Channels in a market by the date that is three (3) years from the date the LLC first obtains a Channel for that market, each Member shall have the right to obtain a written bona fide third party offer to purchase for cash all (but not less than all) of the LLC s Channels and related assets for that market. Once a Member obtains a written bona fide third party offer ("Offer"), such Member ("Offering Member") shall provide the other Members with written notice ("Notice") of the Offer, which Notice shall include a copy of the Offer. The other Members shall have the right to match the Offer for a period of thirty (30) days after the date on which such Member receives Notice of the Offer. If the other Members fail to match such offer, the LLC s Channels and related assets shall be sold to the third party pursuant to the terms of the Offer. If more than one of the other Members wishes to purchase the Channels and related assets , such members shall make such purchase pro rata in proportion to their respective Percentage Interests or as they otherwise may agree.

     7.5. Restrictions on Sale of LLC and Assets of LLC

     Notwithstanding the provisions of SECTION 7.2., there shall not be a sale of the LLC or substantially all of the assets of the LLC, a merger in which the LLC is not the surviving entity, or a public offering of interests in the LLC for the period beginning on the date of this Agreement and ending on the date that is three years from the date of this Agreement without the agreement of all Members.

     7.6. Opportunities for Local Telephone Companies to Resell
          Services

     The Members contemplate that the LLC will offer to local telephone companies providing services in the geographic markets in which the LLC has Systems an opportunity to purchase programming and other service offerings from the LLC on commercially reasonable terms and conditions and to resell such offerings under their own brand names within such markets, on a non-exclusive basis.

     7.7. Officers

     7.7.1.    Chairman of the Management Committee

     The Management Committee may elect a Person to serve as its chairman (the "Chairman of the Management Committee") to preside over all meetings of Members and the Management Committee and to exercise such other powers and authority as the Management Committee from time to time may prescribe. O. Gene Gabbard is hereby appointed the initial Chairman of the Management Committee.

     7.7.2.    President

     The Management Committee shall appoint a president of the LLC (the "President"). Hans Sternberg is hereby appointed to be the initial President. The President shall be the chief executive officer of the LLC and shall be primarily responsible for the management of the business and financial affairs of the LLC. The President shall have full authority over the day-to-day general management and direction of the business and operations of the LLC, except with respect to matters requiring approval of the Management Committee or approval of the Members and subject to being overruled by the Management Committee. The President may sign and execute in the name of the LLC, without specific authorization by the Management Committee, deeds, mortgages, bonds, contracts or other instruments, except in cases where approval of the same has been expressly delegated by the Management Committee or by this Agreement to some other officer or agent of the LLC or shall be required by law otherwise to be signed or executed. Third parties dealing with the LLC shall be entitled to rely conclusively upon the power and authority of the President as set forth herein.

     7.7.3.    Vice Presidents

     The Management Committee may appoint one or more vice presidents of the LLC (each a "Vice President"). Each Vice President shall have such duties and responsibilities as shall be delegated to them by the Management Committee and the President and shall perform the duties and exercise powers of the President in the absence or unavailability of the President.

     7.7.4.    Secretary

     The Management Committee shall appoint a secretary of the LLC (the "Secretary"). Sean Reilly is hereby appointed to be the initial Secretary. The Secretary, at the direction of the President, shall prepare and distribute to the Management Committee members an agenda in advance of each meeting of the Management Committee and shall prepare and distribute promptly to each Management Committee member written minutes of all meetings of the Management Committee. The Secretary shall also be responsible for preparing and distributing to the Management Committee members any notices received by the LLC or otherwise called for by this Agreement to be given by the LLC. The Secretary shall perform such other duties as may be specified by the President.

     7.7.5.    Treasurer

     The Management Committee shall appoint a treasurer of the LLC (the "Treasurer"). Barry Rubens is hereby appointed to be the initial Treasurer. The Treasurer shall have charge of the funds of the LLC. The Treasurer shall keep full and accurate accounts of all receipts and disbursements of the LLC in books belonging to the LLC and shall deposit all monies and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the President. The Treasurer shall disburse the funds of the LLC as may be ordered by the President, and shall render to the President, whenever he may require it, an account of all his transactions undertaken as Treasurer and an account of the business and financial position of the LLC. The Treasurer shall perform such other duties as may be specified by the President.

     7.7.6.    Other Officers

     The Management Committee may appoint such other officers of the LLC upon terms and conditions the Management Committee deems necessary and appropriate. Any officer shall hold his or her respective office unless and until such officer is removed by the President or the Management Committee. Any two offices may be held by the same person, except that in no event shall the President and the Secretary be the same person.

     7.7.7.    Removal of Officers; Vacancies

     The Chairman of the Management Committee, President and Treasurer may be removed with or without cause, at any time, by the Management Committee. All other officers of the LLC may be removed at any time, with or without cause, by the Management Committee or by the President. Vacancies in the offices of Chairman of the Management Committee, President and Treasurer shall be filled by the Management Committee; vacancies in all other offices shall be filled by the Management Committee or the President.

     7.7.8.    Third Party Reliance

     Third parties dealing with the LLC shall be entitled to rely conclusively upon the power and authority of the officers of the LLC as set forth herein.

     7.8. Fiduciary Relationship

     No Management Committee member or officer shall be liable to the LLC or its Members for monetary damages for breach of fiduciary duty as a Management Committee member or officer or otherwise liable, responsible or accountable to the LLC or its Members for monetary damages or otherwise for any acts performed, or for any failure to act; PROVIDED, HOWEVER, that this provision shall not eliminate or limit the liability of a Management Committee member or officer (i) for any breach of the Management Committee member's or officer's duty of loyalty to the LLC or its Members, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Management Committee member or officer received any improper personal benefit.

     7.9. Compensation of Management Committee; Officers

     Management Committee members, as such, shall not receive any stated salary for their services but shall be reimbursed by the LLC for the actual costs of travel and accommodations incurred by them in attending each regular or special meeting of the Management Committee; provided that nothing herein contained shall be construed to preclude any Management Committee member from serving the LLC in any other capacity and receiving compensation therefor. The compensation of officers shall be determined by the Management Committee.

     7.10.     Reimbursement

     All expenses incurred with respect to the organization, operation, and management of the LLC shall be borne by the LLC. The Management Committee members and officers shall be entitled to reimbursement from the LLC for direct expenses allocable to the organization, operation, and management of the LLC.

     7.11.     Other Activities of Members and Affiliates

     Subject to any specific agreement herein to the contrary, any Member or any Affiliate thereof may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether currently existing or hereafter created and may compete, directly or indirectly, with the business of the LLC; PROVIDED, HOWEVER, that during the term of this Agreement, neither W/O nor CTWC, nor in each case its Parent or any subsidiary of its Parent, may purchase or operate Channels or Systems operating from transmitters, located in the Greenville, South Carolina market, the Spartanburg, South Carolina market, or any geographic market located in the state of North Carolina other than through another limited liability company or other entity the original owners of which include each of the Members or one or more of their Affiliates. No Member or Affiliate thereof shall incur any liability to the LLC as a result of such Member's or such Affiliate's pursuit of such other permitted business interests, ventures and competitive activity, and neither the LLC nor the other Members, by virtue of their interests in the LLC, shall have any right to participate in such other permitted business ventures or to receive or share in any income or profits derived therefrom.

     7.12.     Right to Enter into Sub-Ventures

     The Members acknowledge and agree that the LLC shall be permitted to enter into agreements to form separate limited liability companies or other arrangements with other local communications companies or other persons or entities with respect to the Systems for particular Markets.

     7.13.     Certain Transactions

     The LLC is expressly permitted in the normal course of its business to enter into transactions with any Members or with any Affiliate of any Member provided that the price and other terms of such transaction are not less favorable to the LLC than those generally prevailing with respect to comparable transactions between unrelated parties. The LLC is specifically authorized to enter into the Services Agreement with W/O. For so long as it is the Manager of any of the Systems, W/O agrees and covenants to keep each Member owning an LLC Interest representing a Percentage Interest of more than twenty percent (20%) fully informed with respect to the services being provided to the LLC pursuant to the Services Agreement and W/O agrees to consult with such Members as to all significant matters relating to the provision of such services. Furthermore, the LLC is specifically authorized to enter into resale agreements with local telephone companies as approved by the Management Committee pursuant to SECTION 7.2.

     7.14.     Indemnification of the Members, Management
               Committee Members, Officers and any Affiliate

     7.14.1.  Indemnity

     The LLC shall indemnify and hold harmless any Member, Management Committee member, officer, and Affiliate thereof, or their respective partners, officers, employees and agents (individually, in each case, an "Indemnitee"), to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising out of or incidental to the business or activities of or relating to the LLC, regardless of whether the Indemnitee continues to be a Member, a Management Committee member, an officer, or Affiliate thereof, or their respective partners, officers, employees and agents, at the time any such liability or expense is paid or incurred; PROVIDED, HOWEVER, that this provision shall not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee's duty of loyalty to the LLC or its Members or (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law.

     7.14.2.  EXPENSES

     Prior to the final disposition of a claim, demand, action, suit, or proceeding subject to this SECTION 7.14., upon the request of the Indemnitee, the LLC from time to time shall advance to the Indemnitee amounts equal to the expenses incurred by the Indemnitee in defending such claim, demand, action, suit, or proceeding, provided that the LLC receives an undertaking by or on behalf of the Indemnitee to repay the amount of such advances, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this SECTION 7.14.

     7.14.3.  OTHER RIGHTS

     The indemnification provided by this SECTION 7.14. shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a Member, a Management Committee member, an officer, or any Affiliate thereof, or their respective partners, officers, employees and agents, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

     7.14.4.  Insurance

     The LLC may purchase and maintain insurance on behalf of the Management Committee, officers, and such other Persons as the Management Committee shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of interests in the LLC or the business or activities of the LLC, regardless of whether the LLC would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

     7.14.5.  Interest in Transaction

     An Indemnitee shall not be denied indemnification in whole or in part under this SECTION 7.14. or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement and does not constitute a breach of the Indemnitee s duty of loyalty to the LLC or its Members.

     7.14.6.  Benefit

     The provisions of this SECTION 7.14. are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     7.15.     Amendment of this Agreement

     Amendments to SCHEDULE A to reflect actions taken pursuant to SECTION 5.9. may be made by the Management Committee or the President. Any other amendment or modification to this Agreement may be made only upon the written consent of all Members.

     7.16.     Effect of Change of Control of W/O

     In the event there is a Change of Control with respect to W/O as a result of which the LLC or its Members incur any loss or expense by reason of a mandatory repayment or loss of any financial incentive granted by the U.S. government (or any agency thereof) at the time the LLC acquired a license for any Channel, then W/O shall be required to bear all such loss or expense.

                           ARTICLE VIII
                BANK ACCOUNTS; BOOKS AND RECORDS;
          STATEMENTS; TAXES; FISCAL YEAR; ANNUAL BUDGET

     8.1. Bank Accounts

     All funds of the LLC shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit, or other accounts at such banks as shall be designated by the Management Committee. The Management Committee or the officers of the LLC shall arrange for the appropriate conduct of such account or accounts.

     8.2. Books and Records

     The Management Committee shall keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the LLC. Such books and accounts shall be prepared on the cash or accrual basis of accounting, as determined by the Management Committee. Any Member, or its respective designee, shall have access thereto at any reasonable time during regular business hours and shall have the right to copy said records at its expense.

     8.3. Financial Statements and Information

     All financial statements prepared pursuant to this SECTION
8.3. shall present fairly the financial position and operating results of the LLC and shall be prepared by a firm of certified public accountants selected by the Management Committee, as provided in SECTION 7.2., in accordance with generally accepted accounting principles, as provided in SECTION 8.2., for each Fiscal Year of the LLC during the term of this Agreement.

     8.3.1.    Quarterly Financial Statements

     Within forty-five (45) days after the end of each quarterly period (the "Fiscal Quarter") of each Fiscal Year, commencing with the first full Fiscal Quarter after the date of this Agreement, the Management Committee shall prepare and submit or cause to be prepared and submitted to the Members an unaudited statement of profit and loss for the LLC for such Fiscal Quarter and an unaudited balance sheet of the LLC dated as of the end of such Fiscal Quarter, in each case prepared in accordance with generally accepted accounting principles consistently applied.

     8.3.2.    Annual Financial Statements

     Within one hundred twenty (120) days after the end of each Fiscal Year during the term of this Agreement, the Management Committee shall prepare and submit or cause to be prepared and submitted to the Members (i) an audited balance sheet, together with audited statements of profit and loss, Members' equity and changes in financial position for the LLC during such Fiscal Year; (ii) a report of the activities of the LLC during the Fiscal Year; (iii) a report summarizing any fees and other remuneration paid by the LLC for such Fiscal Year to any Member or any Affiliate thereof; and (iv) an audited statement showing any amounts distributed to the Members in respect of such Fiscal Year.

     8.3.3.    Other Reports

     The Management Committee shall provide to the Members such other reports and information concerning the business and affairs of the LLC as may be required by the Delaware LLC Act or by any other law or regulation of any regulatory body applicable to the LLC.

     8.4. Accounting Decisions

     All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Management Committee.

     8.5. Where Maintained

     The books, accounts and records of the LLC at all times shall be maintained at the LLC's principal office or such other place of business as the officers may determine.

     8.6. Tax Returns; Tax Matters Partner

     8.6.1.    Tax Returns

     The President or the Treasurer, at the expense of the LLC, shall cause all tax returns to be timely filed with the applicable government authorities. The President or the Treasurer, at the expense of the LLC, shall cause to be prepared and delivered to the Members, in a timely fashion after the end of each Fiscal Year and at the expense of the LLC, copies of all federal, state and local income tax returns for the LLC for such Fiscal Year, one copy of which shall be filed with the appropriate tax authorities. The Members agree to take all steps necessary to insure that the LLC will be characterized as a partnership for federal, state and local tax purposes.

     8.6.2.    Tax Matters Partner.

     The Management Committee from time to time shall appoint a Person (who shall be a Member) to act as the "tax matters partner" of the LLC, as provided in the Regulations pursuant to section 6231 of the Code, and may replace the Person so designated. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval.

     8.6.3.    Obligation to IRS

     To the extent and in the manner provided by applicable Code sections and the Regulations thereunder, the tax matters partner shall furnish the name, address, profits interest, and taxpayer identification number of each Member (or assignee) to the IRS.

     8.6.4.    Obligations to Members

     To the extent and in the manner provided by applicable Code sections and the Regulations thereunder, the tax matters partner shall inform each Member of all administrative or judicial proceedings for the adjustment of LLC items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"). In addition, upon receipt by the tax matters partner of any written notice, request, inquiry, or statement of a material nature from the IRS in connection with an examination of the LLC involving a potential income tax liability for any of the Members, the tax matters partner shall promptly send each Member a copy of the documents so received. In the event the tax matters partner intends to respond in writing to any such documents received from the IRS, the tax matters partner shall provide a copy of its proposed response to all Members at least ten (10) days before such response is to be submitted to the IRS and shall consider in good faith any comments received from the Members with respect to such proposed response.

     8.6.5.    Authority of Tax Matters Partner

     The tax matters partner is authorized:

     (a) in the event that a notice of a final administrative adjustment at the LLC level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the LLC's principal place of business is located;

     (b) to intervene in any action brought by any other Member for judicial review of a final adjustment;

     (c) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

     (d) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

     (e) to take any other action on behalf of the Members or the LLC in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     8.7. Fiscal Year

     The fiscal year of the LLC for financial, accounting, Federal, state and local income tax purposes initially shall be the calendar year (the "Fiscal Year"). The Management Committee shall have authority to change the beginning and ending dates of the Fiscal Year if the Management Committee deems such change to be necessary or appropriate.

     8.8. Annual Budget

     8.8.1.    Distribution of Annual Budgets

     Prior to the commencement of each new Fiscal Year, W/O shall prepare and distribute to the members of the Management Committee a proposed Budget for such Fiscal Year, which shall set forth in detail for the LLC and each of the Systems the anticipated expenditures, aggregate annual operating expenses and revenues of the LLC, a capital budget, and any required Capital Contributions or other financing with respect to such Fiscal Year.

     8.8.2.    Budget Subject to Approval

     The Management Committee shall have the right to approve the Budget submitted to it pursuant to SECTION 8.8.1. If the Management Committee approves the proposed Budget, then such proposed Budget shall become the operative Budget for the Fiscal Year to which it relates. If the Management Committee does not approve the proposed Budget, then W/O shall submit a revised proposed Budget to the members of the Management Committee within thirty (30) days after such disapproval. The Management Committee and W/O shall attempt in good faith to reach agreement on such revised proposed Budget. During any Fiscal Year (or portion thereof) in which no Budget is in effect because it has been disapproved by the Management Committee, or has not yet been approved by the Management Committee, then the operative Budget for such Fiscal Year shall be deemed to include (a) all liabilities or obligations of the LLC that were previously incurred or committed to by or on behalf of the LLC in good faith and that become due and payable during such Fiscal Year, (b) all liabilities or obligations that the Management Committee, in good faith, believes should be incurred or committed to by or on behalf of the LLC for the operation of its business or the carrying out of the purposes of the LLC during such Fiscal Year and (c) all other operating expenses in an amount equal to up to one hundred ten percent (110%) of the operating expenses set forth in the most recently approved Budget for any prior Fiscal Year. Any operative budget for a Fiscal Year (or portion thereof) in which no budget is in effect because a Budget has been disapproved by the Management Committee, or has not yet been approved by the Management Committee, shall be superseded by the Budget, if any, ultimately approved by the Management Committee for such Fiscal Year.

                            ARTICLE IX
                  TRANSFER OF LLC INTERESTS AND
                    THE WITHDRAWAL OF MEMBERS

     9.1. Definition

     The term "transfer," when used in this ARTICLE IX with respect to LLC Interests, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange, or other disposition, except that such term shall not include any pledge, mortgage, or hypothecation of or granting of a security interest in LLC Interests in connection with any financing obtained on behalf of the LLC.

     9.2. No Unauthorized Transfers; Prohibition During Initial
          Three Years

     No LLC Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this ARTICLE IX. Any transfer or purported transfer of any LLC Interest not made in accordance with this ARTICLE IX shall be void AB INITIO. Furthermore, no transfer of any LLC Interest shall be permitted during the period commencing on the date of this Agreement and ending on the date that is three years from the date of this Agreement ("Restricted Period"). After such Restricted Period, a Member may transfer all or a portion of its LLC Interest, subject to the provisions of this ARTICLE IX; PROVIDED, HOWEVER, that all transfers must be in accordance with Federal Communications Commission rules and regulations. Subject to SECTION 9.7, each Member shall have the right to transfer all, but not less than all, of its LLC Interest to an Affiliate of such Member, CTWC shall have the right to make transfers of portions of its LLC Interest to local communications companies located in markets where the LLC has or intends to construct or acquire Systems, and Gabbard shall have the right to transfer its LLC Interest to CTWC.

     9.3. Right of First Offer

     Before any Member shall transfer all or any portion of its LLC Interest (other than a transfer pursuant to the last sentence of SECTION 9.2., which transfer shall not be subject to this
SECTION 9.3.), such Member (the "Offeror") shall offer to sell such portion of its LLC Interest to the other Members (the "Offeree"), by a written offer notice to the Offeree (the "Offer Notice") which shall state that it is an offer to sell the Offeror s LLC Interest and set forth the offering price for such LLC Interest, which price shall be payable in cash, PROVIDED, HOWEVER, that if the Offeror is Gabbard, CTWC shall have the exclusive first opportunity to exercise the rights of an Offeree pursuant to this SECTION 9.3. and SECTION 9.4. prior to any other Member being offered such opportunity.

     9.4. Election Procedure

     Each Offeree shall have twenty (20) days after receiving such offer notice (the "Offeree s Election Period") within which to elect to purchase all (but not less than all) of the Offeror s LLC Interest. Such election shall be made by a written notice of election given to the Offeror. Any Offeree may assign its right to purchase hereunder to one or more other Persons; PROVIDED, HOWEVER, that the right of the Offeree(s) to make such purchase is conditioned upon the Offeree(s) and/or any other such Persons collectively purchasing the Offeror s entire LLC Interest which is being offered. In the event that more than one Offeree elects to purchase the Offeror s LLC Interest, such Offerees shall purchase the LLC Interest pror its Members incur any loss or expense by reason of a mandatory repayment or loss o rata in proportion to their respective Percentage Interests or as they otherwise may agree.

     9.5. Closing

     The closing date of any purchase by the Offeree(s) (and any other Person participating in the purchase pursuant to SECTION 9.4.) shall be twenty (20) days after expiration of the Offeree s Election Period (or if not a business day, then on the next business day thereafter), or such other date as is mutually agreed by the Offeror and the Offeree(s). At the closing of such purchase, upon payment of the offering price for such LLC Interest by the Persons purchasing such LLC Interest pursuant to the terms hereof, the Offeror shall deliver evidence of the transfer of the LLC Interest to such Person(s) in valid form for transfer with appropriate duly executed assignments, powers or endorsements, bearing any necessary documentary stamps and accompanied by such certificates of authority, tax releases, consents to transfer or other instruments or evidences of the good title of the Offeror to the LLC Interest as may be reasonably required by such Person(s).

     9.6. Sale Period

     If the Offerees shall fail to elect to purchase the entire LLC Interest that the Offeror wishes to transfer pursuant to the terms of any Offer Notice, or at any time shall notify the Offeror of their election not to purchase all of such LLC Interest, or shall elect to purchase but fail to close the purchase on the closing date, then the Offeror shall be free for a period of 90 days thereafter to sell all, but not less than all, of its LLC Interest specified in such Offer Notice to one or more third parties on terms and conditions no less favorable to the Offeror than those contained in the Offer Notice; PROVIDED, HOWEVER, that such LLC Interest shall remain subject to this Agreement; and PROVIDED FURTHER, that if the Offeror sells such LLC Interest to more than one third party, such parties and the selling Member (if it remains a Member) shall be treated as a single Person for the purposes of this Agreement. If the Offeror fails to sell such LLC Interest within such 90-day period, all rights of the Offeror to transfer such LLC Interest free of the obligation to first offer to sell such LLC Interest to the other Members as provided herein shall terminate.

     9.7. Substituted Members and General Transfer Restrictions

     9.7.1.    Substituted Members

     Notwithstanding anything in this Agreement to the contrary, any transferee of an LLC Interest or portion thereof that is not already a Member shall become a substituted Member only upon (i) the express written consent of all non-transferring Members in their sole and absolute discretion, and (ii) the transferee agreeing to be bound by all the terms and conditions of the Certificate and this Agreement as then in effect. Unless and until a transferee is admitted as a substituted Member, the transferee shall have no right to exercise any of the powers, rights, and privileges of a Member hereunder and shall possess only the economic rights set forth in SECTION 9.9. A Member who has transferred its entire LLC Interest in accordance with this Agreement to a transferee who is admitted as a substituted Member hereunder shall cease to be a Member upon the effective date of such admission and thereafter shall have no further powers, rights, and privileges as a Member hereunder except as provided in SECTION 6.2. and SECTION 7.14.

     9.7.2.    General Transfer Restrictions

     Notwithstanding anything in this Agreement to the contrary, no Member may transfer all or any portion of its LLC Interest unless such transfer will not (and, upon the request of any Member, the Member desiring to transfer its LLC Interest provides an opinion of counsel in form and substance satisfactory to the requesting Member that such transfer will not) (i) violate any applicable federal or state securities laws or regulations; (ii) subject the LLC to registration as an investment company or election to be regulated as a "business development company" under the Investment Company Act of 1940; (iii) require any Member or any of its Affiliates to register as an investment advisor under the Investment Advisers Act of 1940; (iv) cause the LLC to be treated as an association taxable as a corporation for federal income tax purposes, either as a "publicly traded partnership" under Section 7704 of the Code or otherwise; (v) cause the LLC or any Member to be treated as a fiduciary under ERISA; or (vi) cause the LLC to suffer any other adverse consequences under federal or state laws or regulations.

     9.8. Dealings with LLC

     The LLC, each Member, the Management Committee, the officers and any other Person or Persons having business with the LLC need deal only with Members who are admitted as Members or as substituted Members of the LLC, and they shall not be required to deal with any other Person by reason of transfer by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided herein) of a Member for a transferring or a deceased Member, any payment to a Member or to a Member's executors or administrators shall absolve the LLC and the Management Committee of all liability to any other Persons who may be interested in such payment by reason of an assignment by, or the death of, such Member.

     9.9. Transferee of Economic Interest

     The transferee of all or any portion of an LLC Interest in accordance with this Agreement that is not already a Member shall acquire only the transferor Member s economic rights to receive distributions from the LLC and an allocable share of the LLC s income, gain and loss with respect to the transferred LLC Interest unless and until the transferee is admitted as a substituted Member in accordance with SECTION 9.7.

     9.10.     Purchase Option on the Happening of Certain Events

     9.10.1.  Option to Purchase

     In the event of the happening of any of the following events:

          (a) a Member is dissolved or terminated or, in the case of Gabbard, dies or is adjudged legally incompetent;

          (b) a Member is adjudicated bankrupt or a Member's interest is assigned for the benefit of creditors, levied upon, attached, subjected to a charging order or proposed to be sold in a foreclosure or by execution or under any power of sale contained in a note or other instrument or granted by operation of law or court order; or

          (c) a Member's interest becomes subject to liquidation as a result of a Member's filing a petition for involuntary dissolution of the LLC;

then, notwithstanding any other provision of this ARTICLE IX, if the LLC continues, the remaining Members shall have the option to purchase, at a price determined in accordance with SECTION 9.10.2., all (but not less than all) of such Member s LLC Interest. Such option shall be exercised by written notice to the Member or the Member's legal representative or successor, (each of which may be referred to herein as the "offeror"), as the case may be, within sixty (60) days after the date of the event giving rise to the option occurs or, if later, the date that the LLC receives actual notice that such event has occurred. If more than one of the remaining Members elects to purchase the affected LLC Interest, such Members shall purchase the affected LLC Interest pro rata in proportion to their respective Percentage Interests or as they otherwise may agree; PROVIDED, HOWEVER, that if the affected LLC Interest is that of Gabbard, then (i) CTWC (or its designee) shall have the exclusive first opportunity to purchase the affected LLC Interest hereunder, and
(ii) in the event CTWC or its designee so purchases the entire LLC Interest of Gabbard, then notwithstanding any other provision of this Agreement or the Delaware LLC Act to the contrary, the LLC shall continue in existence and shall not be dissolved solely as a result of the event giving rise to such purchase unless, as a result of such purchase, (x) the LLC or its Members would incur any loss or expense by reason of a mandatory repayment or loss of any financial incentive granted by the U.S. government (or any agency thereof) at the time the LLC acquired a license for any Channel, (y) CTWC fails to provide or arrange for substitute financing on terms and conditions not less favorable to the LLC, in any material respect, and to reimburse the LLC and the other Members in respect of all losses and expenses described in clause
(x) above (to the extent such losses and expenses would exceed the amount of any such losses and expenses that the LLC or its Members would incur if the LLC were to dissolve in accordance with SECTION 7.2.6.) no later than the date that is thirty (30) days after the date of such purchase of Gabbard s LLC Interest, and (z) no later than the date that is sixty (60) days after the date of such purchase of Gabbard s LLC Interest, W/O provides written notice to CTWC of W/O s election to dissolve the LLC. If the remaining Members do not elect to purchase the affected LLC Interest pursuant to SECTION 9.10.1., then the affected LLC Interest may be held by the offeror, subject to the terms of this Agreement.

     9.10.2.  Purchase Price

     The Members shall attempt to mutually agree on the fair market value of the affected LLC Interest. If the Members are unable to reach an agreement within ninety (90) days, then the fair market value shall be determined by appraisal under the following valuation procedure. The Members shall attempt in good faith, within fifteen (15) days after demand for appraisal, to mutually agree on a single appraiser. If the Members fail to agree on such single appraiser within the fifteen (15) day period, then the selling Member, on the one hand, and the purchasing Member(s), on the other hand, each shall, within fifteen (15) days thereafter, choose one appraiser. The third appraiser shall be selected by the two appraisers so designated. Each appraiser must be a qualified person having significant experience appraising interests in partnerships or limited liability companies that invest in wireless cable television operations. If the two appraisers so selected shall be unable to agree on a third appraiser within ten (10) days, the third appraiser shall be selected by the American Arbitration Association to serve as herein provided. Should either of the Members fail or refuse to appoint an appraiser within such fifteen (15) day period, then the single appraiser shall have the right to decide alone and such appraiser s decision shall be final and binding upon the Members. In the event that any appraiser shall be unable to act, a new appraiser shall be appointed within ten (10) days after such inability occurs, such appointment to be made in the same manner as hereinabove provided for the appointment of the appraiser who is unable to act. The appraisers shall determine the fair market value of the affected Interest and deliver a written statement of the same to the Members within sixty (60) days after the last appraiser has been engaged. For purposes of this SECTION 9.10.2., such fair market value shall be (i) the valuation jointly determined by the three appraisers, or (ii) if the three appraisers are unable to agree upon a valuation, then each of the appraisers shall make its own determination and the fair market value shall be determined as follows:

     (a) if the lowest valuation is not less than 90 percent of the middle valuation and the highest valuation is not greater than 110 percent of the middle valuation, the fair market value shall equal the average of the values determined by the three appraisers;

     (b) if the lowest valuation is less than 90 percent of the middle valuation and the highest valuation is more than 110 percent of the middle valuation, the low and the high valuations shall be disregarded and the middle valuation shall be the fair market value; or

     (c) if either the lowest valuation is less than 90% of the middle valuation or the highest valuation is more than 110% of the middle valuation (but not both), then the fair market value shall equal the average of the two valuations which are closest in amount.

The cost of all appraisals prepared in accordance with this
SECTION 9.10.2. shall be borne pro rata by the purchasing
Member(s).

     9.11.     No Right to Withdraw

     Subject to SECTIONS 7.2.6., 9.10, AND 9.12., a Member shall not have any right (but shall have the power) to resign, retire or otherwise withdraw from the LLC without the express written consent of all the other Members.

     9.12.     Sale Right of New Member

     Notwithstanding any provision of this Agreement to the contrary, but subject to SECTION 9.7., at any time after a date that is five (5) years from the date the LLC first obtains a license for Channels through competitive bidding, Gabbard shall have the right, at its option, to require CTWC (or its designee) to purchase for cash all, but not less than all, of Gabbard s LLC Interest. Such option shall be exercised by written notice to CTWC. CTWC and Gabbard shall attempt to mutually agree on the fair market value of Gabbard s LLC Interest. If CTWC and Gabbard are unable to reach an agreement within ninety (90) days, then the fair market value shall be determined by appraisal under the following valuation procedure. The CTWC and Gabbard shall attempt in good faith, within fifteen (15) days after demand for appraisal, to mutually agree on a single appraiser. If the CTWC and Gabbard fail to agree on such single appraiser within the fifteen (15) day period, then CTWC and Gabbard each shall, within fifteen (15) days thereafter, choose one appraiser. The third appraiser shall be selected by the two appraisers so designated. Each appraiser must be a qualified person having significant experience appraising interests in partnerships or limited liability companies that invest in wireless cable television operations. If the two appraisers so selected shall be unable to agree on a third appraiser within ten (10) days, the third appraiser shall be selected by the American Arbitration Association to serve as herein provided. Should either of CTWC or Gabbard fail or refuse to appoint an appraiser within such fifteen (15) day period, then the single appraiser shall have the right to decide alone and such appraiser s decision shall be final and binding upon CTWC and Gabbard. In the event that any appraiser shall be unable to act, a new appraiser shall be appointed within ten (10) days after such inability occurs, such appointment to be made in the same manner as hereinabove provided for the appointment of the appraiser who is unable to act. The appraisers shall determine the fair market value of Gabbard s LLC Interest and deliver a written statement of the same to the CTWC and Gabbard within sixty (60) days after the last appraiser has been engaged. For purposes of this SECTION 9.12., such fair market value shall be (i) the valuation jointly determined by the three appraisers, or (ii) if the three appraisers are unable to agree upon a valuation, then each of the appraisers shall make its own determination and the fair market value shall be determined as follows:

     (a) if the lowest valuation is not less than 90 percent of the middle valuation and the highest valuation is not greater than 110 percent of the middle valuation, the fair market value shall equal the average of the values determined by the three appraisers;

     (b) if the lowest valuation is less than 90 percent of the middle valuation and the highest valuation is more than 110 percent of the middle valuation, the low and the high valuations shall be disregarded and the middle valuation shall be the fair market value; or

     (c) if either the lowest valuation is less than 90% of the middle valuation or the highest valuation is more than 110% of the middle valuation (but not both), then the fair market value shall equal the average of the two valuations which are closest in amount.

The cost of all appraisals prepared in accordance with this
SECTION 9.12. shall be borne by the LLC.

                            ARTICLE X
                   DISSOLUTION AND LIQUIDATION

     10.1.     Events Causing Dissolution

     Unless the Members elect to continue the existence and operation of the LLC pursuant to SECTION 10.2., the LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

     (a) the consent in writing to dissolve and wind up the affairs of the LLC by all of the Members;

     (b) an election by any Member in the event of a deadlock on any Material Decision under SECTION 7.2.6. or pursuant to SECTION
5.2.2.(C);

     (c)  the Bankruptcy (as hereinafter defined) of a Member;

     (d) upon a Change of Control of a Member and the election by each remaining Member owning an LLC Interest representing a Percentage Interest of more than twenty percent (20%);

     (e)  the Termination Date;

     (f) the sale or other disposition (voluntarily or involuntarily) by the LLC of all or substantially all of the LLC Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the LLC under any promissory notes or other evidences of indebtedness taken by the LLC (unless the Management Committee shall elect to distribute such indebtedness to the Members in liquidation), and the satisfaction of contingent liabilities of the LLC in connection with such sale or other disposition;

     (g)  the occurrence of any event that, under the Delaware
LLC Act, would cause the dissolution of the LLC or that would make it unlawful for the business of the LLC to be continued; and

     (h)  at the election of W/O pursuant to clause (ii)(z) of
SECTION 9.10.1.

     For the purpose of this Agreement, the term "Bankruptcy" shall mean, and the Member shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Member by a court of competent jurisdiction in any involuntary case involving the Member under any bankruptcy, insolvency, or other similar law nor or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Member or for any substantial part of the Member's assets or property; (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing with respect to the Member of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Member of a voluntary case under any bankruptcy, insolvency, or other similar law nor or hereafter in effect; (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar agent for the Member or for any substantial part of the Member's assets or property; (vii) the making by the Member of any general assignment for the benefit of creditors; or (viii) the failure by the Member generally to pay its debts as such debts become due.

     10.2.     Right to Continue Business of the LLC

     Upon an event described in SECTIONS 10.1.(c), 10.1.(e), or 10.1.(g) (but not an event described in SECTION 10.1.(g) that makes it unlawful for the business of the LLC to be continued or for the LLC to continue to be a limited liability company under the Delaware LLC Act), except as otherwise provided in this Agreement, the LLC thereafter shall be dissolved and liquidated unless, within ninety (90) days after the event described in any of such Sections, an election to continue the business of the LLC shall be made in writing by all of the remaining Members. If such an election to continue the LLC is made, then the LLC shall continue until another event causing dissolution in accordance with this ARTICLE X shall occur (whereupon this SECTION 10.2 shall once again be applicable).

     10.3.     Cancellation of Certificate

     Upon the dissolution and the completion of winding up of the LLC, the Certificate shall be canceled in accordance with the provisions of Section 18-203 of the Delaware LLC Act.

     10.4.     Distributions Upon Dissolution

     Subject to SECTION 7.2.6., SECTION 10.2. and SECTION 9.10., upon the dissolution of the LLC, the Management Committee (or any other person or entity responsible for winding up the affairs of the LLC) shall proceed without any unnecessary delay to pay or make due provision for the payment of all debts, liabilities and obligations of the LLC. The Management Committee (or any other person or entity responsible for winding up the affairs of the
LLC) shall distribute any assets of the LLC remaining after the payment of all debts, liabilities and obligations of the LLC (including, without limitation, all amounts owing to a Member under this Agreement or under any agreement between the LLC and a Member entered into by the Member other than in its capacity as a Member in the LLC), the payment of expenses of liquidation of the LLC, and the establishment of a reasonable reserve in an amount estimated by the Management Committee to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the LLC, which shall be distributed to the Members first, pro rata, in proportion to the positive balances, if any, in their respective Capital Accounts until such Capital Accounts are reduced to zero sums, and second, the remaining LLC Assets, if any, shall be distributed to the Members, pro rata, in accordance with their respective Percentage Interests; PROVIDED, HOWEVER, that the Management Committee (or any other person or entity responsible for winding up the affairs of the LLC) shall make all reasonable efforts (consistent with the requirement that distributions be made pro rata, as aforesaid, in aggregate amount) when distributing any assets of the LLC to the Members, to distribute such assets in accordance with SECTION 7.2.6.; and PROVIDED FURTHER, that CTWC, at its election, may purchase from Gabbard the entire interest of Gabbard in the assets to be distributed to Gabbard hereunder, for a cash purchase price equal to the net fair market value of such assets, as determined by the Management Committee for purposes of making the distributions hereunder.

     10.5.     Reasonable Time for Winding Up

     A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to SECTION 10.4. in order to minimize any losses otherwise attendant upon such a winding up.

                            ARTICLE XI
                     MISCELLANEOUS PROVISIONS

     11.1.     Additional Actions and Documents

     Each Member hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order fully to effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

     11.2.     Notices

     All notices, demands, requests or other communications which may be or are required to be given, served, or sent by a Member pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or facsimile transmission, addressed as set forth on SCHEDULE A attached hereto. Each Member may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     11.3.     Expenses

     Except as otherwise expressly provided in this Agreement or the Services Agreement, each Member shall each pay its own expenses (including its own legal fees and expenses) in connection with the preparation, negotiation and execution of this Agreement and in their roles as Members of the LLC.

     11.4.     Severability

     The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

     11.5.     Survival

     It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

     11.6.     Waivers

     Neither the waiver by a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

     11.7.     Exercise of Rights

     No failure or delay on the part of a Member or the LLC in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the LLC shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the LLC would otherwise have at law or in equity or otherwise.

     11.8.     Binding Effect

     Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and assigns.

     11.9.     Limitation on Benefits of this Agreement

     Subject to SECTION 7.14. and SECTION 8.6.5., it is the explicit intention of the Members that no person or entity other than the Members and the LLC is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the LLC, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective successors and assigns as permitted hereunder) and the LLC.

     11.10.  Entire Agreement

     This Agreement (including the Addenda and Schedules hereto) and the Services Agreement contain the entire agreement between the Members with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

     11.11.  Pronouns

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

     11.12.  Headings

     Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     11.13.  Governing Law

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

     11.14.  Execution in Counterparts

     To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement, or have caused this Limited
Liability Company Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                              CT WIRELESS CABLE, INC.


                              By:/s/ MICHAEL R. COLTRANE
                              Title: President



                              WIRELESS ONE, INC.


                              By:/s/ H. G. STERNBERG
                              Title: Chairman



                                    /s/ O. GENE GABBARD
                                        O. GENE GABBARD

                            SCHEDULE A




                                 INITIAL CAPITAL   PERCENTAGE
MEMBER'S NAME AND ADDRESS          CONTRIBUTION     INTEREST

CT WIRELESS CABLE, INC.             $240,000           48%
69 CABARRUS AVENUE EAST
CONCORD, NORTH CAROLINA  28025

WIRELESS ONE, INC.                  $250,000           50%
5551 CORPORATE BOULEVARD
SUITE 2K
BATON ROUGE, LOUISIANA  70808

O. GENE GABBARD                      $10,000            2%
102 MARSEILLE PLACE
CARY, NORTH CAROLINA  27511




               LIMITED LIABILITY COMPANY AGREEMENT
                                OF
              WIRELESS ONE OF NORTH CAROLINA, L.L.C.

                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE I      CERTAIN DEFINITIONS.............................1

ARTICLE II     FORMATION; NAME; PLACE OF BUSINESS..............1
     2.1.      Formation of LLC; Certificate of Formation......1
     2.2.      Name of LLC.....................................2
     2.3.      Place of Business...............................2
     2.4.      Registered Office and Registered Agent..........3

ARTICLE III    PURPOSES AND POWERS OF LLC......................3
     3.1.      Purposes........................................3
     3.2.      Powers..........................................3

ARTICLE IV     TERM OF LLC.....................................4

ARTICLE V      CAPITAL.........................................4
     5.1.      Capital Contributions; Initial LLC Interests....4
               5.1.1.    Initial Capital Contributions.........4
               5.1.2.    Additional Capital Contributions......5
     5.2.      Failure to Make Required Capital Contributions..5
               5.2.1.    Loan by Non-Defaulting Members to
                         Defaulting Member.....................5
               5.2.2.    Other Remedies........................8
     5.3.      Capital Accounts................................8
     5.4.      Negative Capital Accounts.......................8
     5.5.      No Interest on Capital Contributions or Capital
               Accounts........................................8
     5.6.      Advances to LLC.................................9
     5.7.      Liability of Members and the Management
               Committee.......................................9
     5.8.      Return of Capital...............................9
     5.9.      Issuance of Additional LLC Interests............9
     5.10.     Rights to Subscribe to Additional Issuances....10

ARTICLE VI     ALLOCATION OF PROFITS AND LOSSES;
               DISTRIBUTIONS..................................10
     6.1.      Allocation of Net Income or Net Loss...........10
     6.2.      Allocation of Income and Loss With Respect to
               LLC Interests  Transferred.....................10
     6.3.      Distributions..................................11

ARTICLE VII    MEMBERS AND MANAGEMENT.........................11
     7.1.      Members........................................11
               7.1.1.    Meetings.............................11
               7.1.2.    Quorum...............................11
               7.1.3.    Action by Written Consent............12
               7.1.4.    Required Vote; Voting Rights.........12
               7.1.5.    Waivers of Notice....................12
     7.2.      Management of the LLC by the Management
               Committee......................................12
               7.2.1.    Composition..........................14
               7.2.2.    Meetings.............................14
               7.2.3.    Quorum...............................15
               7.2.4.    Required Vote; Voting Rights.........15
               7.2.5.    Action by Written Consent............16
               7.2.6.    Deadlock on a Material Decision;
                         Distribution on Dissolution..........16
               7.2.7.    Committees...........................18
               7.2.8.    Services Agreement...................18
     7.3.      Failure to Buildout System.....................18
     7.4.      Failure to Acquire Channels....................19
     7.5.      Restrictions on Sale of LLC and Assets of LLC..19
     7.6.      Opportunities for Local Telephone Companies to
               Resell Services................................19
     7.7.      Officers.......................................20
               7.7.1.    Chairman of the Management Committee.20
               7.7.2.    President............................20
               7.7.3.    Vice Presidents......................21
               7.7.4.    Secretary............................21
               7.7.5.    Treasurer............................21
               7.7.6.    Other Officers.......................21
               7.7.7.    Removal of Officers; Vacancies.......22
               7.7.8.    Third Party Reliance.................22
     7.8.      Fiduciary Relationship.........................22
     7.9.      Compensation of Management Committee; Officers.22
     7.10.     Reimbursement..................................22
     7.11.     Other Activities of Members and Affiliates.....23
     7.12.     Right to Enter into Sub-Ventures...............23
     7.13.     Certain Transactions...........................23
     7.14. Indemnification of the Members, Management Committee Members, Officers and any Affiliate.24
               7.14.1.   Indemnity............................24
               7.14.2.   Expenses.............................24
               7.14.3.   Other Rights.........................24
               7.14.4.   Insurance............................25
               7.14.5.   Interest in Transaction..............25
               7.14.6.   Benefit..............................25
     7.15.     Amendment of this Agreement....................25
     7.16.     Effect of Change of Control of W/O.............25

ARTICLE VIII   BANK ACCOUNTS; BOOKS AND RECORDS;  STATEMENTS;
               TAXES; FISCAL YEAR; ANNUAL BUDGET..............26
     8.1.      Bank Accounts..................................26
     8.2.      Books and Records..............................26
     8.3.      Financial Statements and Information...........26
               8.3.1.    Quarterly Financial Statements.......26
               8.3.2.    Annual Financial Statements..........27
               8.3.3.    Other Reports........................27
     8.4.      Accounting Decisions...........................27
     8.5.      Where Maintained...............................27
     8.6.      Tax Returns; Tax Matters Partner...............27
               8.6.1.    Tax Returns..........................27
               8.6.2.    Tax Matters Partner..................28
               8.6.3.    Obligation to IRS....................28
               8.6.4.    Obligations to Members...............28
               8.6.5.    Authority of Tax Matters Partner.....29
     8.7.      Fiscal Year....................................29
     8.8.      Annual Budget..................................29
               8.8.1.    Distribution of Annual Budgets.......29
               8.8.2.    Budget Subject to Approval...........31

ARTICLE IX     TRANSFER OF LLC INTERESTS AND THE WITHDRAWAL OF
               MEMBERS........................................31
     9.1.      Definition.....................................31
     9.2.      No Unauthorized Transfers; Prohibition During
               Initial  Three Years...........................31
     9.3.      Right of First Offer...........................32
     9.4.      Election Procedure.............................32
     9.5.      Closing........................................32
     9.6.      Sale Period....................................33
     9.7.      Substituted Members and General Transfer
               Restrictions...................................33
               9.7.1.    Substituted Members..................33
               9.7.2.    General Transfer Restrictions........34
     9.8.      Dealings with LLC..............................34
     9.9.      Transferee of Economic Interest................34
     9.10.     Purchase Option on the Happening of Certain
               Events ........................................34
               9.10.1.   Option to Purchase...................35
               9.10.2.   Purchase Price.......................36
     9.11.     No Right to Withdraw...........................37
     9.12.     Sale Right of New Member.......................37

ARTICLE X      DISSOLUTION AND LIQUIDATION....................38
     10.1.     Events Causing Dissolution.....................38
     10.2.     Right to Continue Business of the LLC..........40
     10.3.     Cancellation of Certificate....................40
     10.4.     Distributions Upon Dissolution.................40
     10.5.     Reasonable Time for Winding Up.................41

ARTICLE XI     MISCELLANEOUS PROVISIONS.......................41
     11.1.     Additional Actions and Documents...............41
     11.2.     Notices........................................41
     11.3.     Expenses.......................................42
     11.4.     Severability...................................42
     11.5.     Survival.......................................42
     11.6.     Waivers........................................42
     11.7.     Exercise of Rights.............................42
     11.8.     Binding Effect.................................43
     11.9.     Limitation on Benefits of this Agreement.......43
     11.10.    Entire Agreement...............................43
     11.11.    Pronouns.......................................43
     11.12.    Headings.......................................43
     11.13.    Governing Law..................................43
     11.14.    Execution in Counterparts......................44

SCHEDULE A     MEMBERS' NAMES AND ADDRESSES; LLC INTERESTS; AND
               CAPITAL CONTRIBUTIONS
ADDENDUM I     DEFINITIONS
ADDENDUM II    TAX ALLOCATIONS ADDENDUM

EXHIBIT A      SERVICES AGREEMENT WITH WIRELESS ONE, INC.




     THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND MAY BE OFFERED OR SOLD ONLY (1) UPON REGISTRATION OF THE LIMITED LIABILITY COMPANY INTERESTS UNDER THE ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM, AND (2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF LIMITED LIABILITY COMPANY INTERESTS IMPOSED BY THIS AGREEMENT, INCLUDING (WITHOUT LIMITATION) THE PROVISIONS OF ARTICLE IX.

                          *  *  *  *  *

               LIMITED LIABILITY COMPANY AGREEMENT

                                OF

              WIRELESS ONE OF NORTH CAROLINA, L.L.C.



                            ADDENDUM I

                           DEFINITIONS

     AFFILIATE: When used with reference to a specified Person, means (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or director of, general partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person for which an officer or director of, general partner in or trustee of, or individual serving in a similar capacity with respect to, the specified Person serves in any such capacity, and
(iv) any relative or spouse of the specified Person who makes his or her home with that of the specified Person. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     AGREEMENT: This Limited Liability Company Agreement, as it may be further amended or supplemented from time to time.

     APPROVING MEMBER:  As defined in SECTION 7.3.

     BANKRUPTCY:  As defined in SECTION 10.1.

     BUDGET: A budget for the operations of the LLC, including anticipated revenues, expenses, capital expenditures, and required Capital Contributions, which is approved by the Management Committee in accordance with SECTION 8.8.

     BUSINESS DAY: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States shall not be regarded as a Business Day.

     CAPITAL ACCOUNT: The capital account established and maintained for each Member pursuant to the Tax Allocations
Addendum in ADDENDUM II attached hereto.

     CAPITAL CONTRIBUTION: Any property (including cash) contributed to the LLC by or on behalf of a Member.

     CERTIFICATE: The Certificate of Formation of the LLC, dated as of October 5, 1995, and any and all amendments thereto, filed on behalf of the LLC with the Recording Office as required under the Delaware LLC Act.

     CHANGE OF CONTROL: As to any Member that is not an individual, any capital reorganization, reclassification or recapitalization of a Member or a Member s Parent s capital stock or other voting equity interests or any transfer of its capital stock or other voting equity interests in one or a series of related transfers, or any merger or consolidation with or into any other entity as a result of which reorganization, reclassification, recapitalization, transfer, consolidation or merger a person or group of related persons not controlling, controlled by or under common control with such Member or such Member s Parent as of the date of this Agreement acquires common stock or other equity interests representing more than fifty percent (50%) of the total voting power of all common stock or other common equity interests of such Member or such Member s Parent or any successor thereto.

     CHANNELS:  As defined in SECTION 3.1.

     CODE: The Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     CURE PERIOD:  As defined in SECTION 5.2.

     DEFAULT AMOUNT:  As defined in SECTION 5.2.1.

     DEFAULT DATE:  As defined in SECTION 5.2.1.

     DEFAULT RATE: An interest rate of 12% per annum, which shall be compounded monthly.

     DEFAULT LOAN:  As defined in SECTION 5.2.1.

     DEFAULTING MEMBER:  As defined in SECTION 5.2.

     DELAWARE LLC ACT:  The Delaware Limited Liability Company
Act, as amended.

     EVENT OF DEFAULT:  As defined in SECTION 5.2.

     FISCAL YEAR:  As defined in SECTION 8.7.

     INDEMNITEE:  As defined in SECTION 7.14.1.

     INITIAL BUSINESS PLAN: The initial plan for the conduct of the business of the LLC to be approved by the Management Committee no later than December 31, 1995, which sets forth, among other matters, a schedule of the Members anticipated Capital Contributions and bidding limits for the Channels.

     ITFS:  Instructional Television Fixed Service.

     LLC:  As defined in the preamble.

     LLC ASSETS: All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the LLC.

     LLC INTEREST: As to any Member, all of the interest of that Member in the LLC, including, without limitation, such Member's
(i) right to a distributive share of the income, gain, losses and deductions of the LLC in accordance with this Agreement, and (ii) right to a distributive share of LLC Assets.

     MAJORITY OF THE MEMBERS: The affirmative vote of Members that collectively hold Percentage Interests of at least eighty percent (80%).

     MAJORITY VOTE: The affirmative vote of Management Committee members representing a majority of the total voting interests of all Management Committee members entitled to vote with respect to a particular action or decision, whether or not present in person or by proxy at the time any such vote is taken.

     MANAGEMENT COMMITTEE: The group of Persons appointed by the Members pursuant to SECTION 7.2. who are vested with the responsibility and authority for management of the business and affairs of the LLC.

     MATERIAL DECISION:  As defined in SECTION 7.2.6.

     MEMBER: The signatories to this Agreement or any other Person who in the future shall execute and deliver this Agreement, or other documents as the Management Committee deems necessary or appropriate to evidence such Person's agreement to be admitted as a Member and be bound by the terms and conditions of the Certificate and this Agreement, and who shall be admitted to the LLC as a new or substitute Member pursuant to the provisions hereof.

     NET INCOME OR NET LOSS:  As defined in the Tax Allocations
Addendum.

     NON-DEFAULTING MEMBER:  As defined in SECTION 5.2.

     OFFER NOTICE: As defined in SECTION 9.3.

     OFFEREE:  As defined in SECTION 9.3.

     OFFEREE S ELECTION PERIOD:  As defined in SECTION 9.4.

     OFFEROR:  As defined in SECTION 9.3.

     OPPOSING MEMBER:  As defined in SECTION 7.3.

     PARENT: An entity that owns, directly or through one or more other entities, 50% or more of the voting power with respect to a Member.

     PERCENTAGE INTEREST: A Member s ownership interest in the LLC by virtue of its LLC Interest expressed as a percentage of the ownership interests of all Members.

     PERSON: Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

     RECORDING OFFICE: The office of the Secretary of State of the State of Delaware.

     SERVICES AGREEMENT:  As defined in SECTION 7.2.8.

     SUBJECT MARKET:  As defined in SECTION 7.3.

     SUPERMAJORITY VOTE. The affirmative vote of Management Committee members representing eighty percent (80%) of the total voting interests of all Management Committee members entitled to vote with respect to a particular action or decision, whether or not present in person or by proxy at the time any such vote is taken.

     SYSTEMS:  As defined in SECTION 3.1.

     TAX ALLOCATIONS ADDENDUM:  The Addendum attached to the
Agreement as ADDENDUM II and incorporated herein by reference.

     TERMINATION DATE:  June 30, 2094.




                           ADDENDUM II

                     TAX ALLOCATIONS ADDENDUM

     1.   Purpose.

          This Tax Allocations Addendum (the "ADDENDUM") is attached to, and constitutes a part of, the Limited Liability Company Agreement of Wireless One of North Carolina, L.L.C. (the "LLC"), as it may be amended from time to time (the "AGREEMENT"), for the purpose of setting forth the rules governing the maintenance of the Capital Accounts required to be maintained for each Member under the Agreement and the rules governing the allocation of the LLC's items of Net Income and Net Loss, other items of income, gain, loss, deduction and credit, and taxable income, gain, loss, deduction, and credit. This Addendum is to be construed and applied to the extent practicable in a manner consistent with the Members' agreement with respect to LLC distributions as set forth in Article VI of the Agreement.

     2.   Certain Definitions.

          Unless otherwise provided in this Addendum, all capitalized terms used in this Addendum shall have the meanings assigned to them in other provisions of the Agreement. In addition, the following terms shall have the meanings indicated:

          ADDENDUM: This Tax Allocations Addendum, as it may be amended from time to time.

          ADJUSTED BASIS: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in section 1011 of the Code.

          ADJUSTED CAPITAL ACCOUNT BALANCE: The balance in a Member's Capital Account after crediting to that account the Member's current share of minimum gain as determined in Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5). This definition of "Adjusted Capital Account Balance" and the provisions in section 4 of this Addendum that contain the term "Adjusted Capital Account Balance" are intended to take into account, in determining a Member's Capital Account balance prior to liquidation, such Member's share, if any, of future expected recapture of deductions attributable to nonrecourse debt.

          CARRYING VALUE:  With respect to any asset, the asset's
Adjusted Basis, except as follows:

          (a)  the initial Carrying Value of any asset
contributed (or deemed contributed) to the LLC shall be such asset's fair market value at the time of such contribution;

          (b) upon adjustment of the Members' Capital Accounts pursuant to section 3(d) of this Addendum, the Carrying Values of all LLC assets shall be adjusted to equal their respective fair market values at the time of such adjustment;

          (c) any adjustments to the Adjusted Basis of any asset of the LLC pursuant to section 734 or 743 of the Code shall not be taken into account in determining such asset's Carrying Value;
and

          (d) if the Carrying Value of any asset has been determined pursuant to paragraph (a), (b) or (c) above, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's Adjusted Basis, except that depreciation, amortization or other cost recovery deductions shall be computed based on the asset's Carrying Value as so determined, and not on the asset's Adjusted Basis.

          EXCESS DEFICIT BALANCE: The deficit balance, if any, in a Member's Capital Account as of the end of a Fiscal Year determined, solely for purposes of this definition of "Excess Deficit Balance", by CREDITING the Member's Capital Account with the amount of any deficit balance in such Capital Account that the Member is obligated to restore or is treated as obligated to restore pursuant to Regulations sections 1.704-1(b)(2)(ii)(B)(3) and 1.704-1(b)(2)(ii)(C) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5) (determined after taking into account any Nonrecourse Deductions or recapture of Nonrecourse Deductions, as provided in section 4.3(a) of this Addendum, for such year), and by DEBITING the Member's Capital Account with any adjustment, allocation, or distribution described in paragraph
(4), (5), or (6) of Regulations section 1.704-1(b)(2)(ii)(D).
This definition of "Excess Deficit Balance" and the provisions in section 4 of this Addendum that contain the term "Excess Deficit Balance" are intended to deal with the theoretical but unlikely circumstances in which Capital Accounts could, but for the inclusion of such provisions in this Addendum, be driven negative without economic significance.

          FISCAL YEAR: The fiscal year of the LLC under the Agreement.

          NET INCOME and NET LOSS: For a period as determined for federal income tax purposes, the taxable income or loss, respectively, computed with the following adjustments:

          (a) items of gain, loss and deduction relating to LLC assets shall be computed based on the Carrying Values of the LLC's assets rather than upon the assets' Adjusted Bases, and in the case of depreciation, amortization or other cost recovery deductions, computed using the same method and useful life used by the LLC in computing such deductions for federal income tax purposes;

          (b) tax-exempt income of the LLC shall be treated, for purposes of this definition only, as gross income;

          (c) expenditures of the LLC described in section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Regulations section 1.704-1(b)(2)(iv)(I) shall be treated, for purposes of this definition only, as deductible expenses; and

          (d) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to section 4.3 of this Addendum shall not be taken into account in computing Net Income or Net Loss.

          NONRECOURSE DEDUCTION: A deduction of the LLC described in Regulations sections 1.704-2(c) and (j)(1)(ii).

          REGULATIONS:  The regulations issued by the United
States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

     3.   Maintenance of Capital Accounts.

          (a)  The Management Committee shall maintain Capital
Accounts for each Member in accordance with the rules set forth in Regulations sections 1.704-1(b)(2)(iv) and 1.704-2.
Consistent with such Regulations, the Capital Account of each Member shall be credited with:

               (i) the amount of cash and the fair market value of any property (net of liabilities secured by such property, which liabilities are assumed or taken subject to by the LLC) contributed to the LLC by such Member; and

               (ii) all Net Income and other specially allocated items of income and gain of the LLC allocated to such Member pursuant to section 4 of this Addendum; and shall be debited with the sum of:

               (iii)     all Net Losses and other specially
allocated items of loss or deduction of the LLC allocated to such Member pursuant to section 4 of this Addendum; and

               (iv) all cash and the fair market value of any property (net of liabilities secured by such property, which liabilities are assumed or taken subject to by such Member) distributed by the LLC to such Member pursuant to SECTION 6.3. or
SECTION 10.4. of the Agreement.

     Any references in this Addendum or in the Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

          (b) Immediately prior to decreasing a Member's Capital Account to reflect any distribution of an LLC Asset to it (other than cash) (including a deemed liquidating distribution under section 708 of the Code), all Members' Capital Accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such LLC Asset (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of such LLC Asset for its fair market value (but not for less than the amount of any nonrecourse indebtedness secured by such LLC Asset).

          (c)  A Member shall be considered to have only one
Capital Account.

          (d) The Management Committee may increase or decrease the Capital Account balances of the Members to reflect a revaluation of LLC Assets on the LLC's books to the extent required or permitted by the Regulations; provided, however, that if any adjustment to the Capital Account balances made pursuant to this section 3(d) of this Addendum must be based on the fair market value of the LLC Assets as determined by the Management Committee (provided that no LLC asset shall be valued at an amount less than any nonrecourse indebtedness to which such LLC asset is subject on the date of adjustment) and must reflect the manner in which the unrealized income, gain, loss, or deduction inherent in such LLC Assets (that has not been reflected in a Capital Account previously) would be allocated among the Members if there were a taxable disposition of such LLC Assets for such fair market value on that date.

          (e) Any permitted transferee of an interest in the LLC shall succeed to the Capital Account relating to the interest transferred.

          (f) Except as otherwise provided in this Addendum or the Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to all allocations pursuant to
Section 4 of this Addendum and all actual or deemed contributions and distributions made prior to the time as of which such determination is to be made.

     4.   Allocations.

     4.1 NET INCOME. Subject to Section 4.3 of this Addendum, the Net Income of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated as follows and in the following order of priority:

               (i) FIRST: to the extent of, and in proportion to, the amounts (if any) necessary to cause the Members' Adjusted
Capital Account Balances to be the same ratio to one another as the Members' LLC Interests are to each other; and

               (ii) SECOND: the balance of such Net Income (if any) shall be allocated to the Members in proportion to their respective LLC Interests.

     4.2  NET LOSS.  Subject to Section 4.3 of this Addendum, the
Net Loss of the LLC, if any, for each Fiscal Year (or portion thereof) shall be allocated to the Members as follows and in the following order of priority:

               (i) FIRST: to the extent of, and in proportion to, the Members' positive Adjusted Capital Account Balances; and

               (ii) SECOND: the balance of such Net Loss (if any) shall be allocated to the Members in proportion to their respective LLC Interests.

     4.3 SPECIAL ALLOCATION RULES. The following allocation rules shall apply notwithstanding the provisions of Sections 4.1 and 4.2 of this Addendum, and the provisions of Sections 4.1 and
4.2 of this Addendum shall be applied only after giving effect to the following rules.

          (a) Nonrecourse Deductions for a Fiscal Year shall be allocated to the Members in the same manner as Net Loss is allocated pursuant to section 4.2 of this Addendum. In accordance with Regulations sections 1.704-2(f), (g) and (j), upon the recapture (or other reversal) of Nonrecourse Deductions, items of income or gain of the LLC shall be allocated to the Members in proportion to the amount of such Nonrecourse Deductions previously allocated to them pursuant to the preceding sentence (and not previously recaptured pursuant to this sentence). With respect to a liability (or portion thereof) of the LLC that is considered nonrecourse for purposes of Regulations section 1.1001-2 but with respect to which a Member bears (or is deemed to bear) the economic risk of loss under Regulations section 1.752-2, deductions associated with such liability (and the recapture or other reversal of such deductions) shall be allocated in accordance with Regulations section 1.704-2(i) and (j).

          (b)  For purposes of determining a Member's
proportionate share of the "excess nonrecourse liabilities" of the LLC within the meaning of Regulations section 1.752-3(a)(3), the respective interests of the Members in LLC profits shall be equal to their respective LLC Interests.

          (c) In the event a Member receives with respect to a Fiscal Year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations section 1.704-1(b)(2)(ii)(D) that causes or increases an Excess Deficit Balance in such Member's Capital Account, such Member shall be specially allocated for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) items of income and gain in an amount and manner sufficient to eliminate such Excess Deficit Balance as promptly as possible. Items to be so allocated shall be determined and the allocations made as provided in Regulations section 1.704-1(b)(2)(ii)(D).

          (d) No Net Loss or LLC deductions for any Fiscal Year shall be allocated to any Member to the extent such allocation would cause or increase an Excess Deficit Balance in such Member's Capital Account.

          (e) In the event that any fees, interest, or other amounts paid to a Member or affiliate of a Member pursuant to the Agreement, or any agreement between the LLC and the Member or affiliate providing for the payment of such amounts, and deducted by the LLC, whether in reliance on sections 162, 163, 707(a), and/or 707(c) of the Code or otherwise, on its federal income tax return for the Fiscal Year in or with respect to which such amounts are claimed, are disallowed as deductions to the LLC and are treated as LLC distributions, then:

               (i) the Net Income or Net Loss, as the case may be, for the Fiscal Year in or with respect to which such deduction was claimed shall be increased or decreased, as the case may be, by the amount of such deduction that is so disallowed and treated as an LLC distribution; and

               (ii) there shall be allocated to the Member who received (or whose affiliate received) such payments, prior to the allocations pursuant to Sections 4.1 and 4.2 of this Addendum, an amount of gross income of the LLC for the Fiscal Year in or with respect to which such claimed deduction was disallowed equal to the amount of such deduction that is so disallowed and treated as an LLC distribution.

          (f) If there is a net decrease in "partnership minimum gain" (within the meaning of Regulations section 1.704-2(d)) for a Fiscal Year, there shall be allocated to each Member items of income and gain for such Fiscal Year equal to that Member s share of the net decrease in partnership minimum gain (within the meaning of Regulations section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations section 1.704-2(f)(2), (3) and (5). If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the LLC shall request a waiver of the requirement pursuant to Regulations section 1.704-2(f)(4). This provision is intended to be a "minimum gain chargeback" provision as described in Regulations section 1.704-2(f) and shall be interpreted and applied in accordance with such section.

          (g) If there is a net decrease in "partner nonrecourse debt minimum gain" (within the meaning of Regulations section 1.704-2(i)(3)) for a Fiscal Year, then in addition to the amounts allocated in accordance with Section 4.3 (g) of this Addendum, if any, there shall be allocated to each Member with a share of such "partner nonrecourse debt minimum gain"(determined in accordance with Regulations section 1.704-2(i)(5)) as of the beginning of the Fiscal Year items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) equal to that Member s share of the net decrease in partner nonrecourse debt minimum gain, subject to the exceptions set forth in Regulations section 1.704-2(i)(4). If the application of this minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the LLC shall request a waiver of the requirement pursuant to Regulations sections 1.704-2(f)(4) and 1.704-2(i)(4). This provision is intended to be a "chargeback of partner nonrecourse debt minimum gain" provision as described in Regulations section 1.704-2(i)(4) and shall be interpreted and applied in accordance with such section.

     4.4  TAX ALLOCATIONS

          (a) For federal income and applicable state tax purposes, all items of taxable income, gain, loss and deduction of the LLC shall be allocated to the Members in the same manner as are Net Income, Net Loss and items of income, gain, loss and deduction pursuant to Sections 4.1, 4.2 and 4.3 of this Addendum, and items of credit shall be allocated to the Members, generally in the same manner as items of Net Income, Net Loss and items of income, gain, loss and deduction, as provided in Regulations section 1.704-1(b)(4)(ii); PROVIDED, HOWEVER, that the character of any income recognized pursuant to section 1245 or 1250 of the Code and any investment credit recapture recognized pursuant to section 47 of the Code shall be allocated among the Members in the same proportions as the cost recovery deductions and investment credits giving rise to such income or recapture were allocated among such members and their respective predecessors in interest; and PROVIDED FURTHER, that if the Carrying Value of any LLC Asset differs from its Adjusted Basis, then items of taxable income, gain, loss and deduction shall be allocated among the Members in a manner that takes account of both the amount and character of such difference and that is consistent with section 704(c) of the Code and the Regulations thereunder and Regulations sections 1.704-1(b)(2)(iv)(F), (b)(2)(iv)(G) and (b)(4)(i).

          (b)  In making the tax allocations provided for in
section 4.4(a) of this Addendum, appropriate adjustments shall be made as necessary to take into account the effects of any election pursuant to Section 754 of the Code.

     4.5  WITHHOLDING TAXES

          (a) The LLC shall be entitled to withhold or cause to be withheld from any Member's distributions from the LLC such amounts on account of taxes or similar charges, if any, as are required by applicable law. Each Member shall furnish to the LLC from time to time all such information as is required by applicable law or otherwise reasonably requested by the LLC (including certificates in the form prescribed by the Code or Regulations or applicable state, local or foreign law) to permit the LLC to ascertain whether and in what amount withholding is required in respect of such Member.

          (b) If the LLC itself pays any tax (including penalties or interest) or similar charge on behalf of any Member (other than by withholding from a distribution) or pays any amount (including any tax, penalty, or interest) in respect of any failure to withhold from any Member as required by applicable law, such Member shall on demand reimburse the LLC for the amount of such payment plus interest thereon (accruing from the date such payment was made by the LLC) at a floating rate per annum (which shall change from time to time in accordance with the Prime Rate specified below, as the Prime Rate changes) equal to the lesser of (i) the highest lawful rate of interest or (ii) the prime rate of interest (as established by Citibank, N.A. in New York, New York, from time to time, regardless of whether such rate is designated by such bank as its "prime" rate, "reference" rate, "base" rate, or some other nomenclature) (the "PRIME RATE") plus 2%. The LLC shall have a security interest in the LLC Interest of any Member who owes money to it pursuant to this
Section 4.5(b) of this Addendum and, in addition to all other rights and remedies of the LLC with respect to such security interest or otherwise available at law or in equity, the LLC shall have the right to offset, or cause to be offset, against any such Member's distributions under the Agreement or this Addendum all amounts owed by such Member to the LLC pursuant to this Section 4.5(b) of this Addendum.

          (c) Any amounts withheld or offset by the LLC in accordance with Section 4.5(a) or 4.5(b) of this Addendum shall nevertheless, for purposes of the Agreement and this Addendum be deemed to have been distributed to the Member in respect of which they are withheld.

     5.   SECTION 754 ELECTION

          The Tax Matters Partner shall cause the LLC to file an election under Section 754 of the Code to provide for an adjustment to the Adjusted Basis of LLC Assets if requested to by a Member in connection with the disposition of an LLC interest by that Member.

     6.   COMPLIANCE WITH SECTION 704(B)

          The provisions in this Addendum and Agreement pertaining to allocations and adjustments of the Capital Accounts are intended to comply with Code Section 704(b) and the regulations thereunder. The Members or Tax Matters Partner, whichever the case may be, shall make appropriate modifications when needed to comply with this Code section or the Regulations thereunder, to the extent such modifications would not result in any material modification of the economic arrangement of the Members as reflected in the allocation, distribution and liquidation provisions of Section 4 of this Addendum and SECTIONS
6.3. and 10.4. of the Agreement.

     7.   ISSUANCES TO NEW MEMBERS

          The Members acknowledge that the provisions of this Tax
Allocations Addendum may require amendment in the event of an issuance of an LLC Interest to a new Member.